Exhibit 4.1

Execution Version

PEBBLEBROOK HOTEL, L.P.
and
PEB FINANCE CORP.,
as Issuers,
PEBBLEBROOK HOTEL TRUST,
as Parent and a Guarantor,
THE SUBSIDIARY GUARANTORS PARTY HERETO,
as Subsidiary Guarantors,
and
UMB BANK, NATIONAL ASSOCIATION,
as Trustee
6.375% SENIOR NOTES DUE 2029

INDENTURE

DATED AS OF OCTOBER 3, 2024

TABLE OF CONTENTS
Section 1.01    Definitions.
Section 1.02    Other Definitions.
Section 1.03    Incorporation by Reference of Trust Indenture Act.
Section 1.04    Rules of Construction.
ARTICLE 2
THE NOTES
Section 2.01    Form and Dating.
Section 2.02    Execution and Authentication.
Section 2.03    Registrar and Paying Agent.
Section 2.04    Paying Agent to Hold Money in Trust.
Section 2.05    Holder Lists.
Section 2.06    Transfer and Exchange.
Section 2.07    Replacement Notes.
Section 2.08    Outstanding Notes.
Section 2.09    Treasury Notes.
Section 2.10    Temporary Notes.
Section 2.11    Cancellation.
Section 2.12    Defaulted Interest.
Section 2.13    Computation of Interest.
Section 2.14    Method of Submission.
Section 2.15    Trustee’s Duty to Monitor.
Section 2.16    CUSIP Numbers.
ARTICLE 3
REDEMPTION
Section 3.01    Notices to Trustee.
Section 3.02    Selection of Notes to Be Redeemed.
Section 3.03    Notice of Redemption.
Section 3.04    Effect of Notice of Redemption.
Section 3.05    Deposit of Redemption Price.
Section 3.06    Notes Redeemed in Part.
Section 3.07    Optional Redemption.
ARTICLE 4
COVENANTS
Section 4.01    Payment of Notes.
Section 4.02    Maintenance of Office or Agency.
Section 4.03    Reports.
Section 4.04    Compliance Certificate.
Section 4.05    Stay, Extension and Usury Laws.
i

Section 4.06    Restricted Payments.
Section 4.07    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
Section 4.08    Incurrence of Indebtedness.
Section 4.09    Asset Sales.
Section 4.10    Transactions with Affiliates.
Section 4.11    Liens.
Section 4.12    Repurchase of Notes Upon Change of Control Triggering Event.
Section 4.13    Limitation on Issuances of Guarantees by Subsidiary Guarantors.
Section 4.14    Suspension of Covenants.
Section 4.15    Maintenance of Total Unencumbered Assets.
Section 4.16    Restrictions on Activities of Finance Corp.
Section 4.17    Additional Subsidiary Guarantors.
Section 4.18    Limited Condition Transactions.
ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Consolidation and Sale of Assets.
Section 5.02    Successor Corporation Substituted.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
Section 6.02    Acceleration.
Section 6.03    Other Remedies.
Section 6.04    Waiver of Past Defaults.
Section 6.05    Control by Majority.
Section 6.06    Limitation on Suits.
Section 6.07    Rights of Holders to Receive Payment.
Section 6.08    Collection Suit by Trustee.
Section 6.09    Trustee May File Proofs of Claim.
Section 6.10    Priorities.
Section 6.11    Undertaking for Costs.
ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee.
Section 7.02    Rights of Trustee.
Section 7.03    Individual Rights of Trustee.
Section 7.04    Trustee’s Disclaimer.
Section 7.05    Notice of Defaults.
Section 7.06    Reports by Trustee to Holders.
Section 7.07    Compensation and Indemnity.

Section 7.08    Replacement of Trustee.
Section 7.09    Successor Trustee by Merger, etc.
Section 7.10    Eligibility; Disqualification.
Section 7.11    Preferential Collection of Claims Against Issuers.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
Section 8.02    Legal Defeasance and Discharge.
Section 8.03    Covenant Defeasance.
Section 8.04    Conditions to Legal or Covenant Defeasance.
Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Section 8.06    Repayment to Issuers.
Section 8.07    Reinstatement.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders.
Section 9.02    With Consent of Holders.
Section 9.03    Revocation and Effect of Consents.
Section 9.04    Notation on or Exchange of Notes.
Section 9.05    Trustee to Sign Amendments, etc.
ARTICLE 10
NOTE GUARANTEES
Section 10.01    Guarantee.
Section 10.02    Limitation on Guarantor Liability.
Section 10.03    Execution and Delivery of Note Guarantee Notation.
Section 10.04    Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
Section 10.05    Releases.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.
Section 11.02    Application of Trust Money.
ARTICLE 12
MISCELLANEOUS
Section 12.01    Trust Indenture Act Controls.
Section 12.02    Notices.

Section 12.03    Certificate and Opinion as to Conditions Precedent.
Section 12.04    Statements Required in Certificate or Opinion.
Section 12.05    Rules by Trustee and Agents.
Section 12.06    No Personal Liability of Incorporators, Equityholder, Members, Partners, Officers, Directors or Employees.
Section 12.07    Governing Law; Waivers of Jury Trial.
Section 12.08    No Adverse Interpretation of Other Agreements.
Section 12.09    Successors.
Section 12.10    Severability.
Section 12.11    Counterpart Originals; Electronic Signatures.
Section 12.12    Table of Contents, Headings, etc.
Section 12.13    Payment Date Other Than a Business Day.
Section 12.14    Patriot Act.
Section 12.15    Force Majeure.
Section 12.16    Submission to Jurisdiction.

EXHIBITS
Exhibit A    FORM OF NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF NOTATION OF NOTE GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of October 3, 2024 among Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Operating Partnership”), PEB Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Operating Partnership, the “Issuers”), Pebblebrook Hotel Trust, a Maryland real estate investment trust (“Parent”), the Subsidiary Guarantors (as hereinafter defined) party hereto, and UMB Bank, National Association, as Trustee (the “Trustee”).
The Issuers, Parent, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6.375% Senior Notes due 2029 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01    Definitions.
“1031 Property” means any Property that is at any time held by a “qualified intermediary”, as defined in the Treasury Regulations promulgated pursuant to Section 1031 of the Internal Revenue Code, or an “exchange accommodation titleholder”, as defined in Internal Revenue Service Revenue Procedure 2000-37, as modified by Internal Revenue Procedure 2004-51, (or in either case, by one or more Wholly Owned Subsidiaries thereof, singly or as tenants in common) which is a single purpose entity and has entered into an “exchange agreement” or a “qualified exchange accommodation agreement” with Parent or a Restricted Subsidiary of Parent in connection with the acquisition (or possible disposition) of such Property by Parent or a Restricted Subsidiary of Parent pursuant to, and intended to qualify for tax treatment under, Section 1031 of the Internal Revenue Code.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Acceptable Land Use Arrangements” means the provisions of any easement agreements, street dedications or vacations, entitlements, public and/or private utility easements, condominium documents, licenses, declarations of covenants, conditions and restrictions, and other similar provisions granted by Parent or its Subsidiaries which (a) now exist, (b) are permitted to be entered into under the terms of any leases related to Real Property and which in the aggregate do not materially burden or impair the Fair Market Value or use of such Real Property for the purposes for which it is or may reasonably be expected to be held or (c) are similar arrangements that are permitted as to their form and substance pursuant to the terms of agreements governing any Secured Debt permitted to be incurred hereunder.

“Acceptable Preferred Equity Interests” means Preferred Stock issued by a REIT Subsidiary which (i) shall be non-voting with respect to the election of the directors, (ii) shall have an aggregate liquidation value held by Persons other than Parent and its Restricted Subsidiaries of up to $180,000 (exclusive of any accrued and unpaid dividends and early redemption premiums) with respect to any one issuer and (iii) may have additional liquidation value held by Parent or any Restricted Subsidiary; provided that such Preferred Stock shall not receive aggregate dividends and distributions in excess of 15% of the initial aggregate liquidation value thereof (exclusive of any early redemption premiums or any distribution in respect of a redemption or purchase of such Acceptable Preferred Equity Interests made by Parent or any of its Restricted Subsidiaries) during any fiscal year of Parent. The term “Acceptable Preferred Equity Interests” includes, without limitation, the Preferred Stock of Glass Houses, a Maryland real estate investment trust, and Portland Hotel Trust, a Maryland real estate investment trust, outstanding on the Issue Date.
“Acquired Debt” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.
“Adjusted Total Assets” of any Person means, as of any date of determination, the sum of (a) Consolidated Total Assets of such Person for the Test Period most recently ended on or prior to the date of determination; and (b) any increase in Consolidated Total Assets of such Person following the end of such Test Period determined on a Pro Forma Basis, including any Pro Forma increase in Consolidated Total Assets of such Person resulting from the application of the proceeds of any additional Indebtedness.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note at any date of redemption, the greater of: (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (A) the present value at such date of redemption of (i) the redemption price of such Note at October 15, 2026, such redemption price set forth in the table appearing in Section 3.07(b) hereof, plus (ii) all remaining required interest payments due on such Note through October 15, 2026 (excluding accrued but unpaid interest to but excluding the date of redemption), computed using a discount rate equal to the Treasury Rate on such redemption date (or in the case of a satisfaction and discharge of this Indenture or a Legal Defeasance or Covenant Defeasance under this Indenture, the Treasury Rate as of two Business Days prior to the date on which funds to pay the Notes are deposited with the Trustee) plus 50 basis points, over (B) the then outstanding principal amount of such Note, as calculated by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset Acquisition” means:
(1)    an investment by Parent or its Restricted Subsidiaries in any other Person pursuant to which such Person becomes a Restricted Subsidiary of Parent or is merged into or consolidated with Parent or any of its Restricted Subsidiaries; and
(2)    an acquisition by Parent or any of its Restricted Subsidiaries from any other Person of Property.
“Asset Sale” means any sale, transfer or other disposition (each, a “disposition”), including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by Parent or any of its Restricted Subsidiaries to any Person other than Parent or any of its Restricted Subsidiaries of any Property consisting of:
(1)    all or any of the Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares or Equity Interests required by applicable law to be held by a Person other than Parent or a Restricted Subsidiary);
(2)    all or substantially all of the property or assets of an operating unit or line of business of Parent or any of its Restricted Subsidiaries; or
(3)    any other property and assets of Parent or any of its Restricted Subsidiaries (other than Capital Stock of a Person that is not a Restricted Subsidiary) outside the ordinary course of business;

provided that the sale, transfer or other disposition of all or substantially all of the assets of Parent and its Restricted Subsidiaries taken as a whole will be governed by Section 4.12 and/or Section 5.01 and not by Section 4.09 hereof.
The term “Asset Sale” will not include:
(A)    any single transaction or series of related transactions that involves assets having a Fair Market Value or Net Cash Proceeds to Parent or a Restricted Subsidiary, not in excess of the greater of $175.0 million and 3.0% of Adjusted Total Assets of Parent;
(B)    a transfer of assets between or among any of Parent and its Restricted Subsidiaries;
(C)    an issuance or sale of Equity Interests by a Restricted Subsidiary to Parent or any of its Restricted Subsidiaries;
(D)    the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business (including in connection with any compromise, settlement or collection of accounts receivable), and the sale, lease or other disposition of obsolete, damaged, surplus or worn out assets, whether now owned or hereafter acquired, in the ordinary course of business, and dispositions of personal property no longer used, useful or economically practicable to maintain in the conduct of the business of Parent or the Restricted Subsidiaries, and the termination or assignment of Contractual Obligations to the extent such termination or assignment does not materially impair the ability of the Issuers to make payments on the Notes (as determined in good faith by Parent);
(E)    dispositions of inventory, receivables and other property or assets in the ordinary course of business;
(F)    a Permitted Investment or a Restricted Payment that does not violate Section 4.06 hereof;
(G)    the creation or perfection of a Lien not prohibited by Section 4.11 hereof, including a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;
(H)    transactions involving sales of equipment or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such transaction are applied to the purchase price of such replacement property, in each case within 180 days of receiving the proceeds of such transaction;

(I)    operating leases and subleases and similar arrangements of any real or personal property in the ordinary course of business (which includes operating subleases) and leases or subleases not interfering in any material respect with the ordinary course of business of the Operating Partnership or the Restricted Subsidiaries (which includes operating subleases);
(J)    the sale or other disposition of cash or Cash Equivalents;
(K)    a disposition of all or substantially all the assets of Parent or any of its Restricted Subsidiaries in accordance with Section 5.01 or Section 10.04 hereof, as applicable;
(L)    the issuance, sale or other disposition of the Equity Interests or Indebtedness or other securities of an Unrestricted Subsidiary (or a Restricted Subsidiary which owns an Unrestricted Subsidiary so long as such Restricted Subsidiary owns no material assets other than the Capital Stock of such Unrestricted Subsidiary);
(M)    sales of (x) assets hereafter acquired pursuant to an acquisition or Investment permitted under this Indenture which assets are not used or useful to the principal business of Parent or its Restricted Subsidiaries, or (y) any existing assets of Parent or its Restricted Subsidiaries which are divested in connection with an acquisition or Investment as required by applicable regulatory authorities;
(N)    dispositions consisting of discounting or forgiveness of accounts receivable in the ordinary course of business or in connection with the compromise, settlement or collection thereof;
(O)    (i) licenses or sublicenses of Intellectual Property or software made in the ordinary course of business or (ii) any abandonment of Intellectual Property rights which, in the reasonable good faith determination of Parent, are no longer economically practical to maintain or useful to the business of Parent and the Restricted Subsidiaries taken as a whole;
(P)    (i) termination of leases and Swap Contracts in the ordinary course of business or otherwise upon the expiration thereof, (ii) the expiration of any option agreement in respect of real or personal property, (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims (including in tort) in the ordinary course of business, and (iv) any surrender of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
(Q)    the settlement or early termination of any Hedging Obligations;
(R)    the sale or other disposition of Hedging Obligations or other financial instruments in the ordinary course of business;

(S)    any sale consisting of the grant of Acceptable Land Use Arrangements;
(T)    dedications of, or the granting of easements, rights of way, rights of access and/or similar rights, to any Governmental Authority, utility providers, cable or other communication providers and/or other parties providing services or benefits to any project, any Real Property held by Parent or its Restricted Subsidiaries, the Issuers or the public at large that would not reasonably be expected to interfere in any material respect with the operations of Parent or its Restricted Subsidiaries;
(U)    sales, transfers, leases or other dispositions contemplated by, pursuant to, or in connection with any tax matters or tax sharing agreement, employee matters agreement, transition services agreement or other similar agreement;
(V)    trade-ins or exchanges of equipment or other fixed assets in the ordinary course of business;
(W)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(X)    (i) the lease, sublease or license of any portion of any project to Persons who, either directly or through Affiliates of such Persons, intend to operate or manage nightclubs, bars, restaurants, recreation areas, spas, pools, exercise or gym facilities, or entertainment or retail venues or similar or related establishments or facilities within such project and (ii) the grant of or entering into declarations of covenants, conditions and restrictions and/or easements and/or condominium documents with respect to common area spaces and similar instruments benefiting such tenants of such leases, subleases and licenses generally and/or entered into connection with a project;
(Y)    the dedication of space or other dispositions of undeveloped land for Fair Market Value in connection with and in furtherance of constructing structures or improvements reasonably related to the development, construction and operation of any project; provided that in each case such dedication or other dispositions are in furtherance of, and do not materially impair or interfere with the operations of Parent and its Restricted Subsidiaries;
(Z)    any disposition of Designated Non-cash Consideration; provided that such disposition increases the amount of Net Cash Proceeds of the Asset Sale that resulted in such Designated Non-cash Consideration;

(AA)    any disposition of property or assets, or the issuance of securities, by a Subsidiary or Parent to another Subsidiary or Parent; provided that any disposition made by Parent or any of its Restricted Subsidiaries to any Person other than Parent or a Restricted Subsidiary, as applicable, shall be permitted only to the extent permitted as an Investment under the definition of “Permitted Investments” below; provided, that if any of the applicable assets, properties or securities is owned by any Issuer or any Subsidiary Guarantor, such Asset Sale must be made to any Issuer or any Subsidiary Guarantor;
(BB)    dispositions to any other Person of Acceptable Preferred Equity Interests;
(CC)    sales of assets subject to a Tax Protection Agreement;
(DD)    sales of non-core assets or Equity Interests of a Restricted Subsidiary that owns primarily non-core assets, in each case, that do not constitute hotel-oriented Real Property;
(EE)    dispositions in connection with an exchange or swap of real property or other assets (or Equity Interests of a Subsidiary owning real property or other assets) to the extent replaced by real property or other assets (or Equity Interests of a Person owning real property or other assets) of equal or greater value (or, if for lesser value, such difference in value shall be deemed to be included in the aggregate limitation under clause (JJ) below) in a transaction where the real property is covered by Section 1031 of the Internal Revenue Code, or any comparable or successor provision regarding exchange of like property for use in a similar business or investment;
(FF)    any trade or exchange by Parent or any of its Restricted Subsidiaries of assets for properties or assets owned or held by another Person used or useful in a Related Business (including Capital Stock of a Person engaged primarily in a Related Business that is or becomes a Restricted Subsidiary); provided that (i) the assets or properties exchanged or received by Parent or any of its Restricted Subsidiaries may not include cash or Cash Equivalents except for relatively minor amounts necessary in order to achieve an exchange of equivalent value and (ii) the Fair Market Value of the assets traded or exchanged by Parent or such Restricted Subsidiary (together with any cash or Cash Equivalents to be delivered by Parent or such Restricted Subsidiary) equal to or less than the Fair Market Value of the assets (together with any cash or Cash Equivalents) to be received by Parent or such Restricted Subsidiary; and provided, further, that any cash or Cash Equivalents received must be applied in accordance with the provisions of Section 4.09 hereof;
(GG)    sales and transfers of Equity Interests in non-Wholly Owned Subsidiaries and Joint Ventures pursuant to buy-sells, tag and drag along, and similar rights in the agreements governing such Subsidiaries and Joint Ventures;

(HH)    surrenders or other dispositions of leasehold interests to the applicable lessor;
(II)    dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Parent and its Subsidiaries; and
(JJ)    dispositions of any Property acquired after the Issue Date; provided that the aggregate amount of all Asset Sales under this clause (JJ) shall not exceed the greater of $175.0 million and an amount equal to 3.0% of Adjusted Total Assets of Parent.
For purposes of determining compliance with this definition, in the event that any transaction (or any portion thereof) meets the criteria of more than one of the categories of permitted Asset Sales described in clauses (A) through (JJ) above, Parent may, in its sole discretion, at the time of the Asset Sale, divide or classify such Asset Sale (or any portion thereof) under any clause under which the assets subject to such Asset Sale would then be permitted to be disposed pursuant to, and at any future time may divide, classify or reclassify such Asset Sale (or any portion thereof) under any clause under which it would be permitted to be disposed of at such later time, and in each case will only be required to include the amount and type of such Asset Sale in one or more of the above clauses.
“Average Life” means at any date of determination with respect to any Indebtedness, the quotient obtained by dividing:
(1)    the sum of the products obtained by multiplying:
(A)    the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and
(B)    the amount of such principal payment; by
(2)    the sum of all such principal payments.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The term “Beneficially Owns” has a corresponding meaning.

“Board of Directors” means (a) with respect to Parent, its board of directors, board of trustees, or similar governing body, and (b) with respect to any other Person, (i) if the Person is a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors, (ii) if the Person is a limited partnership, the board of directors or other governing body of the general partner of the partnership, (iii) if the Person is a member managed limited liability company, the board of directors or other governing body of its managing member, and (iv) with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of a company (or if such company is a partnership or limited liability company and does not have a secretary or assistant secretary, the secretary or assistant secretary of its general partner or managing member) to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certificate, and delivered to the Trustee.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law or regulation to close in the State of New York or, with respect to any payments to be made under this Indenture, the place of payment.
“Capital Markets Indebtedness” means any Indebtedness having an aggregate outstanding principal amount in excess of $100.0 million, consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under the Loan Documents or other commercial bank facilities or similar Indebtedness, Sale and Leaseback Transaction, Finance Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred, in each case, in a manner not customarily viewed as a “securities offering.”
“Capital Stock” means:

(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means any of the following types of Investments:
(1)    United States dollars;
(2)    Government Securities due within one year after the date of the making of the Investment;
(3)    readily marketable direct obligations of any State of the United States or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least A2 by Moody’s or A by S&P in each case due within one year from the making of the Investment;
(4)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (x)(i) is organized under the laws of the United States, any State thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (8) of this definition and (iii) has combined capital and surplus of at least $1.0 billion, in each case with maturities of not more than 365 days from the date of acquisition thereof or (y) is a lender pursuant to the Credit Agreement;
(5)    certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any bank incorporated under the laws of the United States, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250.0 million, or total assets of at least $5.0 billion, in each case due within one year after the date of the making of the Investment;

(6)    certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of a bank incorporated under the laws of any jurisdiction outside the United States having on the date of such Investment combined capital, surplus and undivided profits of at least $500.0 million, or total assets of at least $15.0 billion, in each case due within one year after the date of the making of the Investment;
(7)    repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Exchange Act having on the date of the Investment capital of at least $500.0 million, due within 365 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a “primary dealer” in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;
(8)    commercial paper issued by any Person organized under the laws of the United States, any State thereof or the District of Columbia and having one of the two highest ratings obtainable from Moody’s or S&P, in each case with maturities of not more than 365 days from the date of acquisition thereof;
(9)    “money market preferred stock” issued by a corporation incorporated under the laws of the United States, any State thereof or the District of Columbia (i) given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P, in each case having an investment period not exceeding 365 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a lender or a bank described in clause (4) or (5) above;
(10)    a readily redeemable “money market mutual fund” sponsored by a bank described in clause (5) or (6) above, or a registered broker or dealer described in clause (7) above, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (2) through (9) above and given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P;
(11)    corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the laws of the United States, any State thereof or the District of Columbia, or a participation interest therein; provided that any commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least A2 by Moody’s and A by S&P; and
(12)    Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (2), (4) and (8) of this definition.

“Cash Management Agreement” means any agreement or other arrangement governing the provision of treasury or cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Change of Control” means the occurrence of any of the following:
(1)    any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (but excluding any employee benefit plan of Parent or its Subsidiaries, any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, or any Person formed as a holding company for Parent (in a transaction where the Voting Stock of Parent outstanding prior to such transaction is converted into or exchanged for the Voting Stock of the surviving or transferee Person constituting all or substantially all of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance))));
(2)    any person or “Person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50.0% of the Voting Stock of Parent, measured by voting power rather than number of shares; or
(3)    Parent (or a Wholly Owned Subsidiary of Parent) shall cease to either (x) directly or indirectly own a majority of the common Equity Interests of the Issuers or (y) have the sole and exclusive power to exercise all management and control over the Issuers.
Notwithstanding the foregoing, (A) any holding company, all or substantially all of the assets of which are comprised of the equity securities of Parent, shall not itself be considered a “Person” or “group” for these purposes (provided that no “Person” or “group” Beneficially Owns, directly or indirectly, more than 50.0% of the voting equity securities of such holding company), and (B)  the transfer of assets between or among any of Parent and its Restricted Subsidiaries shall not constitute a Change of Control.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Clearstream” means Clearstream Banking, S.A.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of common stock.
“Consolidated EBITDA” means, with respect to a Person for any period and without duplication, the sum of:
(1)net income (loss) of such Person for such period determined on a consolidated basis excluding the following of such Person for such period (but only to the extent included in determining net income (loss) for such period):
(A)depreciation and amortization;
(B)Consolidated Interest Expense;
(C)income tax expense, including, without limitation, state, provincial or territorial, franchise and similar taxes and foreign withholding taxes accrued during such period;
(D)unusual, extraordinary or nonrecurring items, including, without limitation, gains, losses, charges or expenses from the sale of operating Properties, early extinguishment of Indebtedness (including prepayment premiums), and transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP;
(E)other non-cash charges, including share-based compensation expense and impairment charges or expenses (other than non-cash charges that constitute an accrual of a reserve for future cash payments or charges); and
(F)equity in net income (loss) of its Joint Ventures; plus
(2)such Person’s Ownership Share of Consolidated EBITDA of its Joint Ventures.
Consolidated EBITDA shall be adjusted to remove any impact from amortization of intangibles pursuant to FASB ASC 805.

“Consolidated Interest Expense” means, with respect to a Person for a given period, without duplication, (a) total interest expense of such Person including capitalized interest (other than capitalized interest funded under a construction loan interest reserve account), determined on a consolidated basis in accordance with GAAP for such period, plus (b) such Person’s Ownership Share of Consolidated Interest Expense described in clause (a) of its Joint Ventures for such period. Consolidated Interest Expense shall include the interest component of Finance Lease Obligations and shall exclude (1) the non-cash amortization of any deferred financing fees and (2) any non-cash costs associated with Hedging Obligations and all after-tax gains and losses attributable to the settlement or termination of Hedging Obligations.
“Consolidated Net Income” means, for any period, the sum of (a) the net income of Parent and its Restricted Subsidiaries on a consolidated basis (excluding extraordinary gains, extraordinary losses and gains and losses from the sale of assets) for such period, calculated in accordance with GAAP, plus (b) without duplication, an amount equal to the aggregate of net income (excluding extraordinary gains and extraordinary losses) for such period, calculated in accordance with GAAP, of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in each such entity.
“Consolidated Parties” means Parent and its consolidated Restricted Subsidiaries, and “Consolidated Party” means any one of the Consolidated Parties.
“Consolidated Total Assets” of any Person means, as of any date of determination, the sum of, without duplication, Undepreciated Real Estate Assets plus all other assets (other than accounts receivables, right of use assets relating to operating leases and non-real estate intangibles) of such Person and its Restricted Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Debt” of any Person means, as of any date of determination, the aggregate outstanding principal amount of all Indebtedness of such Person and its Restricted Subsidiaries outstanding on such date, as determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Secured Debt” of any Person means, as of any date of determination, the aggregate outstanding principal amount of all Secured Debt of such Person and its Restricted Subsidiaries outstanding on such date, as determined on a consolidated basis in accordance with GAAP.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any contractual obligation to which such Person is a party or by which it or any of its Property is bound or subject.

“Convertible Indebtedness” means Indebtedness of the Operating Partnership or Parent (which may be Guaranteed by the Subsidiary Guarantors) permitted to be Incurred under the terms of this Indenture that is either (a) convertible into Common Stock of Parent(and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Common Stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Common Stock of Parent and/or cash (in an amount determined by reference to the price of such Common Stock).
“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers.
“Credit Agreement” means the Fifth Amended and Restated Credit Agreement, dated as of October 13, 2022, as amended by the First Amendment thereto, dated as of January 3, 2024 and the Second Amendment thereto, dated as of September 18, 2024 (as further amended, restated, supplemented or otherwise modified from time to time), by and among the Operating Partnership, Parent, the other Subsidiaries of the Operating Partnership from time to time party thereto as guarantors, Bank of America, N.A., as administrative agent and L/C issuer, and the other lenders party thereto; provided that the term “Credit Agreement” shall include any credit or loan agreement that as amends, restates, modifies, renews, refunds, replaces in any manner (whether upon or after termination or otherwise) or refinances in whole or in part such credit agreement first mentioned above in this definition, from time to time with one or more loans or credit or lending facilities.
“Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.
“Currency Agreement” means in respect of any Person any foreign exchange contract, currency swap agreement, currency protection agreement and any other agreement or arrangement designed to protect against fluctuations in currency exchange rates, as to which such Person is a party or a beneficiary.
“Custodian” means the Trustee, as custodian for the Depositary or its nominee with respect to Global Notes, or any successor entity thereto.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration by an Officer of the Operating Partnership, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption, payment or collection of, on or with respect to such Designated Non-cash Consideration.
“Designated Preferred Stock” means Preferred Stock of the Operating Partnership (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock by the Operating Partnership on the issuance date thereof, and the cash proceeds of which are excluded from the calculation set forth in Section 4.06(a)(4)(C) hereof.
“Development/Redevelopment Property” means at any time a Property that upon completion will constitute an Income Property and that is currently under development or major redevelopment and not an operating property during such development or major redevelopment and on which the improvements related to the development or major redevelopment have not been completed. The term “Development/Redevelopment Property” shall include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions: (i) it is to be (but has not yet been) acquired by Parent, the Operating Partnership, any Subsidiary of Parent or any Joint Venture upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (ii) a third party is developing or redeveloping such property using the proceeds of a loan that is Guaranteed by, or is otherwise recourse to, Parent, the Operating Partnership, any Subsidiary of Parent or any Joint Venture. A Development/Redevelopment Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property has been substantially completed for at least four (4) full Fiscal Quarters shall cease to constitute a Development/Redevelopment Property.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, in each case other than in exchange for Capital Stock of Parent (other than Disqualified Stock). Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Parent to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.06 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Equity Interests” of any Person means Capital Stock and all warrants, options or other rights to acquire Capital Stock of such Person (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means a public or private offering of Equity Interests (other than Disqualified Stock or Designated Preferred Stock) of (1) the Operating Partnership or (2) Parent; provided that the net proceeds of any such public or private offering by Parent are (or are contemplated to be in the event unsuccessful) contributed by Parent to the common equity capital of the Operating Partnership.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Capital Lease” means any long-term ground lease or building lease that is treated as a capital lease in accordance with GAAP.
“Excluded Contribution” means the net cash proceeds, or the Fair Market Value of property or assets, received by Parent as a contribution to Parent’s common equity after the Measuring Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of Parent, in each case if designated by Parent as an Excluded Contribution and as determined in good faith by Parent and not previously included in the calculations set forth in Section 4.06(a)(4)(C)(ii)(a) and Section 4.06(a)(4)(C)(ii)(b) hereof, for purposes of determining whether a Restricted Payment may be made.
“Existing Indebtedness” means all Indebtedness of Parent and its Subsidiaries (other than Indebtedness under the Credit Agreement, the Notes or the Note Guarantees) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction under the applicable circumstances, as determined in good faith by Parent.
“FAS 141R Changes” means those changes made to a buyer’s accounting practices by the Financial Accounting Standards Board’s Statement of Financial Accounting Standard No. 141R, Business Combinations, which is effective for annual reporting periods that begin in calendar year 2009.
“Finance Corp.” means PEB Finance Corp., a Delaware corporation, and any and all successors thereto.
“Finance Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of such Person as lessee that is required to be capitalized on a balance sheet prepared in accordance with GAAP; provided, that any lease that is accounted for by any Person as an operating lease as of the Issue Date and any Similar Lease entered into after the Issue Date by any Person may, in the sole discretion of Parent, be treated as an operating lease and not a Finance Lease; and provided further that any ground lease or similar obligation will be deemed not to be a Finance Lease.
“Finance Lease Obligations” means, at the time any determination is to be made, the amount of liability in respect of a Finance Lease as reflected on the balance sheet of such Person in accordance with GAAP.
“Fiscal Quarter” means the fiscal quarter of Parent consisting of the three calendar month periods ending on each March 31, June 30, September 30 and December 31.
“Fitch” means Fitch Ratings Inc. and its successors.
“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.
“Franchise Agreement” means an agreement permitting the use of the applicable hotel brand name, hotel system trademarks, trade names and/or any related rights in connection with the ownership or operation of a Property or Properties (including any associated owners’ agreement but excluding any Management Agreement).

“Funds From Operations” means, for any period, Consolidated Net Income, plus depreciation and amortization and after adjustments for unconsolidated partnerships and Joint Ventures as hereafter provided; provided that, to the extent such calculations include amounts allocable to Unconsolidated Affiliates, such calculations shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests. Without limiting the foregoing, notwithstanding contrary treatment under GAAP, for purposes hereof, (a) “Funds From Operations” shall include, and be adjusted to take into account, (i) Parent’s interests in unconsolidated partnerships and Joint Ventures, on the same basis as consolidated partnerships and subsidiaries, as provided in the “white paper” issued in April 2002 by the National Association of Real Estate Investment Trusts, as may be amended from time to time, and (ii) amounts deducted from net income as a result of pre-funded fees or expenses incurred in connection with acquisitions that can no longer be capitalized due to FAS 141R Changes and charges relating to the under-accrual of earn outs due to the FAS 141R Changes, and (b) net income (or loss) of the Consolidated Parties on a consolidated basis shall not include gains (or, if applicable, losses) resulting from or in connection with (i) restructuring of indebtedness, (ii) sales of property, (iii) sales or redemptions of Preferred Stock, (iv) non-cash asset impairment charges or (v) other non-cash items including items with respect to Excluded Capital Leases.
“GAAP” means accounting principles generally accepted in the United States of America, as in effect from time to time.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, Section 2.06(b)(3), Section 2.06(b)(4), Section 2.06(d)(2) or Section 2.06(d)(3) hereof.
“Government Securities” means readily marketable (a) direct full faith and credit obligations of the United States or obligations guaranteed by the full faith and credit of the United States and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States that are generally considered in the securities industry to be implicit obligations of the United States.

“Governmental Authority” means any government or political subdivision of the United States or any other country, whether national, federal, state, provincial, local or otherwise, or any agency, authority, board, bureau, central bank, commission, department, municipality or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or
(2)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantors” means, collectively, Parent and the Subsidiary Guarantors in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.
“Holder” means a Person in whose name a Note is registered.
“Hotel Sale Agreement” means any agreement providing for the sale of a Property or Equity Interests in a Subsidiary of the Operating Partnership that directly or indirectly owns in fee simple such Property, or is party to a ground lease in respect thereof, to the extent such sale is permitted under this Indenture.
“Income Property” means any Property comprised of a hotel and/or hotel business or an operating business or facility ancillary to a hotel or hotel business (including without limitation, laundry services, employee housing, retail, parking, golf courses, docking facilities and spa facilities). “Income Property” shall not include any Development/Redevelopment Property or undeveloped land. Each Income Property shall continue to be classified as an Income Property under this Indenture until the Operating Partnership reclassifies such Income Property as a Development/Redevelopment Property for purposes of this Indenture, upon and after which such property shall be classified as Development/Redevelopment Property under this Indenture.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness; provided, that any premiums, interest (including post-petition interest and payment-in-kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness permitted under this Indenture will not be considered to be an Incurrence of Indebtedness.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“Indebtedness” means, with respect to any Person at any date of determination (without duplication):
(1)    all obligations of such Person for borrowed money;
(2)    all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(3)    all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person, if and to the extent such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;
(4)    all obligations of such Person issued or assumed as the deferred purchase price of Property or services if and to the extent such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (excluding (i) trade accounts payable and accrued obligations incurred in the ordinary course of business or other accounts payable in the ordinary course of business in accordance with ordinary trade terms, (ii) financing of insurance premiums and (iii) any earn-out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP);
(5)    all Indebtedness of others to the extent secured by any Lien on Property owned or acquired by such Person, regardless of whether the obligations secured thereby have been assumed; provided, that if such obligations have not been assumed, the amount of such Indebtedness included for the purposes of this definition will be the amount equal to the lesser of the Fair Market Value of such Property and the amount of the Indebtedness secured;
(6)    Finance Lease Obligations;
(7)    Hedging Obligations, if and to the extent such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(8)    all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, if and to the extent such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; provided that obligations in respect of letters of credit issued in support of obligations not otherwise constituting Indebtedness shall not constitute Indebtedness except to the extent such letter of credit is drawn and not reimbursed within 10 Business Days;
(9)    the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any non-guarantor Subsidiary, any Preferred Stock (other than Acceptable Preferred Equity Interests (or the portion thereof) held by Persons other than Parent and its Restricted Subsidiaries in an aggregate liquidation preference of less than or equal to $10.0 million at any time outstanding and excluding, in each case, any accrued dividends); and
(10)    all Guarantees of such Person in respect of Indebtedness of others of the kinds referred to in clauses (1) through (9) above (other than in connection with any completion guarantee).
Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:
(1)any obligations in respect of indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds, in each case securing any such obligations of Parent or any of its Restricted Subsidiaries, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) in a principal amount not in excess of the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Parent or its Restricted Subsidiaries on a consolidated basis in connection with such disposition;
(2)any obligations of such Person in respect of Cash Management Agreements, cash pooling agreements with hotel management companies and in respect of netting services, any Overdraft Line and otherwise in connection with deposit accounts, commercial credit cards, stored value cards, purchasing cards and treasury management services, including any obligations pursuant to Cash Management Agreements, and other netting services, overdraft protections, automated clearing house arrangements, employee credit card programs, controlled disbursement, ACH transactions, return items, interstate depository network service, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management, and in each case, similar arrangements and otherwise in connection with cash management, including cash management arrangements among Parent and any of its Subsidiaries;

(3)any obligations of such Person in respect of employee, consultant or independent contractor deferred compensation and benefit plans;
(4)any obligations of such Person in respect of taxes, assessments, governmental charges, levies or distribution requirements to shareholders under applicable REIT requirements under the Internal Revenue Code;
(5)intercompany liabilities arising from or associated with cash management, tax, or accounting operations and made in the ordinary course of business;
(6)intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business;
(7)Permitted Non-Recourse Guarantees;
(8)accrued expenses and trade accounts payable arising in the ordinary course of business;
(9)any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;
(10)any unrealized losses or charges in respect of Hedging Obligations;
(11)any obligations in respect of (a) bid, performance, completion, surety, appeal and similar bonds, (b) bankers’ acceptances, (c) workers’ compensation claims, health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation and statutory obligations and (d) any Guarantees or standby letters of credit functioning as or supporting any of the foregoing bonds or obligations, to the extent not drawn; provided, however, that such bonds or obligations mentioned in subclause (a), (b), (c) or (d) of this clause (11) are incurred in the ordinary course of the business of Parent and its Restricted Subsidiaries and do not relate to obligations for borrowed money;
(12)any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, earnouts, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition or the ownership of operation of any business, assets or Capital Stock;

(13)any Guarantee issued by Parent or any of its Restricted Subsidiaries pursuant to the matters described in any indemnity agreements entered into for the benefit of a title company that has been engaged by Parent or any of its Restricted Subsidiaries;
(14)any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five Business Days of its Incurrence; and
(15)any obligation arising out of advances on trade receivables, factoring of receivables, customer prepayments and similar transactions in the ordinary course of business or consistent with past practice.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the $400,000,000 in aggregate principal amount of Notes issued under this Indenture on the Issue Date.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.
“Intellectual Property” means patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, URLs, copyrights, computer software, trade secrets, know-how and processes.
“Interest Coverage Ratio” of any Person means, as of any date of determination, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person and its Restricted Subsidiaries for the period of four Fiscal Quarters ending on or most recently ended prior to such date to (ii) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; provided, however, for purposes of calculating the Interest Coverage Ratio, Consolidated Interest Expense related to any amortization of deferred financing costs and original issue discount shall be excluded.
“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means any (i) direct or indirect advance, loan or other extension of credit to another Person (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of Parent and the Restricted Subsidiaries, and residual liabilities with respect to assigned leaseholds incurred in the ordinary course of business), (ii) capital contribution to another Person (by means of any transfer of cash or other property (tangible or intangible) to such Person or any payment for property or services solely for the account or use of such Person, or otherwise), or (iii) purchase or acquisition of Equity Interests, bonds, notes, debentures or other similar instruments issued by another Person, and will include:
(1)    the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and
(2)    the Fair Market Value of the Equity Interests (and any other Investment), held by Parent or any of the Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;
provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary will be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.06 hereof:
(A)    “Investment” will include the portion (proportional to the Operating Partnership’s Equity Interest in such Subsidiary) of the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;
(B)    the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary will be considered a reduction in outstanding Investments; and
(C)    any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.
“Investment Grade Rating” means any two or more of the following: (1) a Moody’s rating of Baa3 or higher, (2) an S&P rating of BBB- or higher or (3) a Fitch rating of BBB- or higher.
“Issue Date” means the first date on which Notes are issued under this Indenture.
“Issuers” means collectively, the Operating Partnership and Finance Corp.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of Parent in which Parent or any of its Restricted Subsidiaries holds or acquires an ownership interest (whether by way of Capital Stock, partnership or limited liability company interest, or other evidence of ownership).
“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).
“Limited Condition Transaction” means any acquisition or other Investment permitted under this Indenture and any related Incurrence of Indebtedness by Parent or any Restricted Subsidiary whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.
“Management Agreement” means any agreement entered into by Parent, the Operating Partnership or any of its Restricted Subsidiaries under which it engages a Person to advise it with respect to the management of a given Property or Properties and/or to manage a given Property or Properties (including any associated owner’s agreement).
“Measuring Date” means the Issue Date.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Net Cash Proceeds” means, with respect to any Asset Sale, the aggregate amount of proceeds received by Parent or any Restricted Subsidiary as a result of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, without duplication, net of:
(1)brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers and title and recording and transfer taxes) related to such Asset Sale;

(2)    provisions for all taxes actually paid or payable as a result of such Asset Sale by any Parent Entity, any REIT Subsidiary, the Operating Partnership and the Restricted Subsidiaries, taken as a whole, as reasonably determined by Parent (and taking into account whether any such sale qualifies for non-recognition treatment under Section 1031 of the Internal Revenue Code and further taking into account any distributions contemplated by clause (3) below), including (without duplication) taxes that would have been payable as a result of such Asset Sale by any Parent Entity, any REIT Subsidiary, the Operating Partnership and the Restricted Subsidiaries if all Parent Entities, all REIT Subsidiaries, the Operating Partnership and each Restricted Subsidiary in which the Operating Partnership owns less than 100% of the interests were taxable as a corporation or as a REIT for federal, state and local income tax purposes, whichever is greater, and, in each case, without taking into account any deductions, credits or other tax attributes that are not related to such Asset Sale, and at the highest rate that would be applicable to such entity at such time;
(3)    distributions to any Parent Entity (or stockholders of any Parent Entity) or any REIT Subsidiary, in an amount not to exceed the reasonably estimated net capital gain recognized by Parent Entity or any REIT Subsidiary as a result of such Asset Sale, in order for such Parent Entity or such REIT Subsidiary to pay a capital gain dividend within the meaning of Section 857(b)(3)(B) of the Internal Revenue Code in respect of such Asset Sale;
(4)    all payments made to repay Indebtedness outstanding at the time of such Asset Sale that either (A) is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets or (B) is required, by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, to be repaid out of the proceeds from such Asset Sale;
(5)    all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or Joint Ventures as a result of such Asset Sale;
(6)    any portion of the purchase price from such Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow, Net Cash Proceeds shall be increased by any portion of funds in the escrow that are retained by the Operating Partnership or any Restricted Subsidiary after such Asset Sale;
(7)    amounts reserved by the Operating Partnership and the Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

(8)    any payments required under Tax Protection Agreements as a result of such Asset Sale.
“Non-Recourse Debt” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness; provided, however, except with respect to Indebtedness of any Subsidiary Guarantor, such Indebtedness may be recourse to the Person or Persons that own the assets encumbered by the Lien securing such Indebtedness so long as (x) such Person or Persons do not own any assets that are not subject to such Lien (other than assets customarily excluded from an all assets financing) and (y) in the event such Person or Persons directly or indirectly own Equity Interests in any other Person, all assets of such Person or Persons (other than assets customarily excluded from an all assets financing) are also encumbered by the Lien securing such financing.
“Note Guarantee” means any Guarantee of the Issuers’ Obligations under this Indenture and the Notes by any Guarantor in accordance with the provisions of this Indenture.
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Obligations” means any principal, interest, Applicable Premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offer to Purchase” means a Change of Control Offer or an Asset Sale Offer.
“Offering Memorandum” means the final offering memorandum dated September 23, 2024 relating to the offering of the Initial Notes by the Issuers.
“Officer” means, with respect to any Person, (a) the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Secretary, or the Assistant Secretary of such Person, or (b) if such Person is a limited or general partnership or limited liability company, the Persons holding the positions set forth in clause (a) of such Person or any direct or indirect general partner or managing member of such Person, as the case may be.
“Officer’s Certificate” means a certificate signed on behalf of Parent or the Operating Partnership, as applicable by an Officer of Parent or the Operating Partnership, respectively, that meets the requirements of Section 12.04 hereof.
“Operating Partnership” means Pebblebrook Hotel, L.P., a Delaware limited partnership, and any and all permitted successors and assigns thereto.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.04 hereof. The counsel may be an employee of or counsel to Parent, any Subsidiary of Parent or the Trustee.
“Overdraft Line” means Indebtedness with respect to overdraft protections (including, but not limited to, intraday, ACH and purchasing card/T&E services), established for any of the Operating Partnership and its Subsidiaries’ ordinary course of operations, which Indebtedness may be secured.
“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Joint Venture of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Joint Venture or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Joint Venture determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, Joint Venture agreement or other applicable organizational document of such Subsidiary or Joint Venture.
“Parent” means Pebblebrook Hotel Trust and its permitted successors and assigns.
“Parent Entity” means Parent and any other direct or indirect parent of the Operating Partnership.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on a Parent Entity’s Common Stock purchased by Parent or the Operating Partnership in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Parent or the Operating Partnership from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Parent or the Operating Partnership from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Government Revenue Bond Indebtedness” means revenue bonds issued by a state or local government or an agency, authority or other instrumentality thereof, the proceeds of which are used to finance or refinance the acquisition, construction, equipping or improvement of facilities or property used in a Related Business or public infrastructure improvements related thereto, and any deferred lease obligation of Parent or any of its Restricted Subsidiaries relating thereto; provided, that (a) such revenue bonds are non-recourse to Parent and any of its Restricted Subsidiaries (unless and to the extent Parent or a Restricted Subsidiary is the holder of such bonds), and (b) the principal of, interest on or costs relating to such revenue bonds are payable solely from (i) proceeds of such bonds, (ii) all or an incremental portion of sales, use, lodgers’, property and other generally applicable taxes (not including income taxes), whether generated by or levied on such facilities or property or the activities and business conducted thereon or upon property located in a broader area, (iii) reserve funds created with proceeds of such bonds or with revenues described in (ii), (iv) a general or “moral obligation” pledge of a state or local government or agency, authority or other instrumentality thereof, or (v) if Parent, the Issuers or a Restricted Subsidiary is the holder of such bonds, payments made by Parent, the Issuers or a Restricted Subsidiary.
“Permitted Investment” means:
(1)    any Investment in Parent or in a Restricted Subsidiary of Parent;
(2)    repurchases of the Notes;
(3)    any Investment in cash or Cash Equivalents;
(4)    loans or advances to officers, directors and employees of the Operating Partnership or its Restricted Subsidiaries (i) in the ordinary course of business, including for travel, entertainment, relocation and analogous ordinary business purposes, (ii) in respect of payroll payments and expenses in the ordinary course of business, (iii) in connection with such Person’s purchase of Equity Interests of the Operating Partnership (or its direct or indirect parent) solely to the extent that the amount of such loan and advances shall be contributed to the Operating Partnership in cash as common equity, or (iv) in connection with the payment of statutory minimum federal and state income tax obligations associated with the vesting of shares of restricted common equity of the Operating Partnership or Parent issued under stock incentive plans;

(5)    (i) Investments consisting of extensions of credit in the nature of accounts receivable, notes receivable or other advances (including letters of credit and cash collateral) arising from the grant of trade credit or similar arrangements with suppliers, distributors, tenants, licensors or licensees in the ordinary course of business, (ii) Investments received in satisfaction or partial satisfaction of obligations from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, (iii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of delinquent or overdue accounts in the ordinary course of business and (iv) Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by, or other transfer of title to, Parent or any of its Restricted Subsidiaries with respect to any secured investment in default; or (b) litigation, arbitration or other disputes;
(6)    Investments represented by Hedging Obligations;
(7)    an Investment in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by Parent or any of its Restricted Subsidiaries;
(8)    pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
(9)    advances and prepayments for asset purchases in the ordinary course of business in a Related Business of Parent or any of its Restricted Subsidiaries; provided that such asset purchases meets the criteria of more than one of the categories of permitted Asset Sales described in clauses (A) through (JJ) of the definition of “Asset Sale;”
(10)    receivables owing to Parent or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Parent or any of its Restricted Subsidiaries deems reasonable under the circumstances;
(11)    Guarantees of Indebtedness permitted to be Incurred by Parent or any of its Restricted Subsidiaries pursuant to Section 4.08 hereof;

(12)    surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;
(13)    Investments in any Person or Persons owning or leasing Income Properties and other Property ancillary or reasonably related to such Income Properties (including, without duplication, Investments with respect to Indebtedness secured by any such Property);
(14)    Investments made substantially contemporaneously with the issuance by Parent, the Operating Partnership or any of its Restricted Subsidiaries of any Convertible Indebtedness in derivative securities or similar products purchased by Parent, the Operating Partnership or any of its Restricted Subsidiaries in connection therewith linked to Equity Interests underlying such Convertible Indebtedness;
(15)    Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Operating Partnership, or any Parent Entity; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.06(a)(4)(C) hereof;
(16)    Investments in tenants and property managers in the ordinary course of business, to the extent the proceeds thereof are used for tenant improvements;
(17)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.09 hereof or any disposition of assets or rights not constituting an Asset Sale by reason of one or more of the exclusions contained in the definition thereof;
(18)    an Investment in the Operating Partnership, a Restricted Subsidiary or in a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to the Operating Partnership or any of its Restricted Subsidiaries and any Investment of such Person that becomes a Restricted Subsidiary which existed at the time such Person became a Restricted Subsidiary and was not created in anticipation or contemplation thereof;
(19)    obligations of the Operating Partnership or any of its Restricted Subsidiaries with respect to indemnifications of title insurance companies issuing title insurance policies in relation to construction Liens;
(20)    Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(21)    Guarantees by the Operating Partnership or any of its Restricted Subsidiaries of ground leases or operating leases (other than Finance Leases) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Issuers or any such Restricted Subsidiary;
(22)    operating leases and subleases of any real or personal property in the ordinary course of business;
(23)    Permitted Bond Hedge Transactions which constitute Investments and Investments in Swap Contracts permitted to be incurred pursuant to Section 4.08(d)(6) hereof;
(24)    Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past or industry practices;
(25)    advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Parent or any of its Restricted Subsidiaries or in the ordinary course of business;
(26)    Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;
(27)    entering into Permitted Non-Recourse Guarantees (it being understood that any payments or other transfers made pursuant to such Permitted Non-Recourse Guarantees will not be permitted by this clause (27));
(28)    Investments in Joint Ventures and Unrestricted Subsidiaries from and after the Issue Date (i) so long as, immediately after giving effect to any such Investment on a Pro Forma Basis, the ratio of Consolidated Total Debt of Parent to Consolidated EBITDA of Parent would not exceed 5.50 to 1.00, or (ii) not in excess of the greater of $145.0 million and 2.5% of Adjusted Total Assets of Parent at any time outstanding;
(29)    any Investment (i) deemed to exist as a result of a Restricted Subsidiary that is not a Subsidiary Guarantor distributing a note or other intercompany debt to a parent of such Subsidiary that is the Operating Partnership or a Subsidiary Guarantor (to the extent there is no cash consideration or services rendered for such note), (ii) consisting of intercompany current liabilities in connection with the cash management, tax and accounting operations of Parent or any of its Restricted Subsidiaries or (iii) consisting of intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms) and made in the ordinary course of business;

(30)    Investments consisting of (i) loans and other extensions of credit to contractors in the ordinary course of business in order to facilitate the purchase of machinery and tools by such contractors or (ii) loans and other extensions of credit to owners and lessors of Property so long as the proceeds thereof are used to develop such Property and such Property is intended to be acquired by Parent or any of its Restricted Subsidiaries (or Parent or any of its Restricted Subsidiaries has entered into a binding agreement to acquire such property);
(31)    Investments consisting of the ownership interest in, or the transfer of (whether by a contribution or otherwise) undeveloped land to, an Unrestricted Subsidiary or Joint Venture formed for the purpose of developing such undeveloped land in an amount invested from and after the Issue Date not to exceed the greater of $115.0 million and 2.0% of Adjusted Total Assets of Parent in the aggregate at any time outstanding;
(32)    any Investment of Parent or any of its Restricted Subsidiaries existing on, or made pursuant to binding commitments existing on, the Issue Date, including, without limitation, in connection with Joint Venture agreements existing on the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent such extension, modification or renewal does not involve additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities); provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;
(33)    Permitted Mortgage Investments;
(34)    Investments in mortgage loans secured by a first priority senior mortgage, deed of trust, deed to secure debt or similar real property security instrument granted to the Operating Partnership or a Subsidiary Guarantor (i) encumbering real estate and improvements thereon and (ii) upon which no other lien exists except for liens for unpaid taxes, assessments and the like, not yet due and payable and liens on equipment and the like owned or leased by the mortgagor, consisting of purchase money liens or liens on capital leases, in an amount, together with Permitted Investments made in reliance on clause (33) above, not to exceed the greater of $60.0 million and 1.0% of Adjusted Total Assets of Parent in the aggregate at any one time outstanding;
(35)    Investments arising as a result of a Sale and Leaseback Transaction; and
(36)    other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken with all other Investments made pursuant to this clause (36) from and after the Issue Date at any time outstanding does not exceed the greater of $285.0 million and 5.0% of Adjusted Total Assets of Parent as of the date any such Investment is made.

“Permitted Liens” means:
(1)    Liens securing (a) Indebtedness and other Obligations incurred in compliance with Section 4.08(b) hereof and (b) Indebtedness Incurred under Section 4.08(d)(2) hereof; provided that all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness and other Obligations so secured until such time as such Obligations are no longer secured by a Lien;
(2)    Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary;
(3)    Liens created for the benefit of (or to secure) the Notes or the Note Guarantees or other obligations under this Indenture;
(4)    Liens on any asset or property acquired by Parent or any of its Restricted Subsidiaries; provided that (a) such Liens are in favor of the seller of such asset or property, in favor of the Person or Persons that provided the funding for the acquisition cost of such asset or property, (b) such Liens are created within 360 days after the acquisition, (c) the aggregate principal amount of the Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the greater of (i) the cost of the asset or property so acquired plus related financing costs and (ii) the Fair Market Value of the asset or property so acquired, measured at the date of such acquisition, and (d) such Liens are limited to the asset or property so acquired (including the proceeds thereof, accessions thereto, upgrades thereof and improvements thereto);
(5)    inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed or recorded for which adequate reserves have been established in accordance with GAAP (or deposits made pursuant to applicable law or bonds obtained from reputable insurance companies) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment; provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;
(6)    Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside to the extent required by GAAP and are being contested in good faith by appropriate proceedings and have not proceeded to judgment;
(7)    Liens with respect to minor defects and irregularities in title to any Property, which individually or in the aggregate do not materially impair or burden the Fair Market Value or use of the subject Property for the purposes for which it is or may reasonably be expected to be held;

(8)    easements, encumbrances, exceptions, reservations, condominium documents or other agreements or documents for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, traffic signals, drainage, irrigation, water, electricity and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which individually or in the aggregate do not materially burden or impair the Fair Market Value or use of such Property for the purposes for which it is or may reasonably be expected to be held;
(9)    easements, encumbrances, exceptions, reservations, condominium documents or other agreements or documents for the purpose of facilitating the joint or common use of Property in or adjacent to a neighboring development, timeshare or residential property, shopping center, office building, utility company, public facility or other projects affecting Property which individually or in the aggregate do not materially burden or impair the Fair Market Value or use of such Property for the purposes for which it is or may reasonably be expected to be held;
(10)    rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, the use or development of any Property;
(11)    rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, any right, power, franchise, grant, license, or permit;
(12)    present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;
(13)    statutory Liens, other than those described in clause (6) or (7) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith; provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;
(14)    covenants, conditions, and restrictions affecting the use of Property which individually or in the aggregate do not materially impair or burden the Fair Market Value or use of the Property for the purposes for which it is or may reasonably be expected to be held;
(15)    rights of tenants and landlords under leases (including ground leases) and rental agreements covering Property, managers under Management Agreements and franchisors under Franchise Agreements;
(16)    Liens, pledges or deposits by such Person under workers’ compensation laws, unemployment insurance and other social security laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(17)    rights of (i) other condominium owners or associations arising under condominium documents or (ii) timeshare owners or associations where a Property has a timeshare component;
(18)    Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which the Operating Partnership or a Restricted Subsidiary is a party as lessee;
(19)    Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidencing an extension of credit to the depositor);
(20)    Liens (i) consisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien, (ii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attached to brokerage accounts in the ordinary course of business and not for speculative purposes or (iii) constituting or otherwise securing obligations owing under any treasury, depository, overdraft or other Cash Management Agreements, cash pooling agreements with hotel management companies or other arrangements;
(21)    grants of software and other technology licenses in the ordinary course of business;
(22)    Liens consisting of deposits of Property and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Finance Leases), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business;
(23)    Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which the Operating Partnership or a Restricted Subsidiary is a party, and any other Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(24)    Liens created by or resulting from any litigation or legal proceeding involving the Operating Partnership or a Restricted Subsidiary which is currently being contested in good faith by appropriate proceedings; provided that adequate reserves have been set aside by the Operating Partnership or relevant Restricted Subsidiary and no material Property is subject to a material risk of loss or forfeiture;

(25)    non-consensual Liens not incurred in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of the Operating Partnership and its Restricted Subsidiaries, taken as a whole;
(26)    Liens arising under laws involving the sale, distribution and possession of alcoholic beverages;
(27)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business;
(28)    Liens arising from precautionary UCC financing statements filings regarding operating leases or consignment of goods entered into in the ordinary course of business;
(29)    Liens on cash, Cash Equivalents or other property deposited to discharge, redeem or defease Indebtedness;
(30)    (i) Liens pursuant to operating leases, licenses or similar arrangements entered into for the purpose of, or with respect to, operating or managing hotels, nightclubs, restaurants and other assets used or useful in the business of the Operating Partnership or its Restricted Subsidiaries, which Liens, operating leases, licenses or similar arrangements are limited to the leased property under the applicable lease and granted to the landlord under such lease for the purpose of securing the obligations of the tenant under such lease to such landlord and (ii) Liens on cash and Cash Equivalents (and on the related escrow accounts or similar accounts, if any) required to be paid to the lessors (or lenders to such lessors) under such leases, licenses or similar arrangements or maintained in an escrow account or similar account pending application of such proceeds in accordance with the applicable lease, license or similar arrangement;
(31)    licenses or sublicenses, leases or subleases granted to Persons other than the Operating Partnership or its Restricted Subsidiaries not materially interfering with the conduct of the business of the Operating Partnership or any of its Restricted Subsidiaries, taken as a whole; provided that such licenses, leases or subleases are in the ordinary course of business of the Operating Partnership or its Restricted Subsidiaries;
(32)    Liens arising from grants of licenses or sublicenses of Intellectual Property made in the ordinary course of business;
(33)    Liens consisting of any condemnation or eminent domain proceeding or compulsory purchase order affecting Real Property;
(34)    any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement in existence on the Issue Date or that is permitted to be incurred pursuant to this Indenture;

(35)    Acceptable Land Use Arrangements, including Liens related thereto;
(36)    Liens for landlord financings (and Refinancings thereof) secured by the fee estate of any ground lease;
(37)    Liens in favor of the Issuers or any Restricted Subsidiary;
(38)    to the extent constituting a Lien, any Permitted Transfer Restrictions and any Permitted Sale Restrictions;
(39)    Liens on any assets (including real or personal property) of Parent and any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Cash Management Agreements, Hedging Obligations and the Overdraft Line;
(40)    Liens existing on the Issue Date and Liens relating to any Refinancing of the Obligations secured by such Liens; provided that with respect to a Refinancing of the Obligations under the Credit Facilities incurred pursuant to Section 4.08(d)(1), that such Liens do not encumber any assets or property (including proceeds thereof) that were not subject to a Lien securing such Obligations on the Issue Date;
(41)    purchase money Liens securing Indebtedness and Finance Leases permitted under Section 4.08(d)(7); provided, that any such Liens attach only to the property being financed pursuant to such purchase money Indebtedness or Finance Leases (or Refinancings thereof) and directly related assets, including proceeds and replacements thereof;
(42)    Liens granted on the Equity Interests in any Joint Venture or non-Wholly Owned Subsidiary relating to rights of first refusal, rights of first offer, “tag-along” and “drag-along” rights, transfer restrictions and put and call arrangements with respect to the Equity Interests of any Joint Venture pursuant to any Joint Venture or similar agreement;
(43)    Liens in respect of Sale and Leaseback Transactions, in each case limited to the Property subject to such Sale and Leaseback Transaction;
(44)    Liens on property that the Operating Partnership or its Restricted Subsidiaries are insured against by title insurance; provided that such Lien would not reasonably be expected to impair the ability to place mortgage financing on the Real Property encumbered by such Lien, which mortgage financing includes title insurance coverage against such Lien;

(45)    Liens on (x) Property acquired by the Operating Partnership or any of its Restricted Subsidiaries after the Issue Date that are in place at the time such Property is so acquired and are not created (but may have been amended) in contemplation of such acquisition and do not extend to any Property other than the Property so acquired or (y) Property of Persons that are acquired by or merged or consolidated with or into the Operating Partnership or any of its Restricted Subsidiaries after the Issue Date that are in place at the time such Person is so acquired, merged or consolidated and are not created in contemplation of such acquisition and do not extend to any Property other than those of the Person acquired;
(46)    Liens securing assessments or charges payable to a property owner association, condominium association or similar entity, which assessments are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;
(47)    Liens in connection with a forward or reverse Section 1031 exchange arrangement;
(48)    Pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance;
(49)    Liens securing obligations in respect of trade-related letters of credit, bank guarantees or similar obligations and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;
(50)    Liens solely on any cash earnest money deposits made by the Operating Partnership or any of its Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Permitted Investment;
(51)    Liens with respect to property or assets of any non-Subsidiary Guarantor securing Indebtedness and obligations of a non-Subsidiary Guarantor permitted under Section 4.08 hereof;
(52)    Liens on any amounts held by a trustee (i) under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions, and (ii) in the funds and accounts under an indenture or other debt agreement securing any revenue bonds issued for the benefit of the Operating Partnership or its Restricted Subsidiaries;
(53)    Liens on the Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;

(54)    Liens on Capital Stock in Joint Ventures or non-Wholly Owned Subsidiaries (i) securing capital contributions to or obligations of such Joint Ventures or (ii) pursuant to the relevant Joint Venture or non-Wholly Owned Subsidiaries agreement or arrangement or similar agreement;
(55)    Liens on securities constituting time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250.0 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization as defined in Rule 436 under the Securities Act) that are the subject of repurchase agreements;
(56)    Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Operating Partnership or any Subsidiaries in the ordinary course of business; provided that such Lien secures only the obligations of the Operating Partnership or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 4.08 hereof;
(57)    in the case of Real Property that constitutes a leasehold interest, any Lien (i) to which the fee simple interest (or any superior leasehold interest) is subject or (ii) constituting the existence and/or terms of the applicable lease and/or the rights of the lessor therein;
(58)    Liens securing Indebtedness or other obligations (i) of the Operating Partnership or any of its Restricted Subsidiaries in favor of the Operating Partnership or any of its Restricted Subsidiaries and (ii) of any Restricted Subsidiary that is a non-Subsidiary Guarantor in favor of any Restricted Subsidiary that is a non-Subsidiary Guarantor;
(59)    Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(60)    Liens securing Swap Contracts;

(61)    (i) statutory Liens for current taxes or other governmental charges, in each case for amounts which are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Operating Partnership or any Subsidiary shall have set aside on its books reserves in accordance with GAAP, and (ii) mechanics’, carriers’, workers’, repairers’, and similar statutory or common law Liens arising or incurred in the ordinary course of business, in each case for amounts which are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Operating Partnership or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;
(62)    the filing of a reversion, subdivision or final map(s), record(s) of survey and/or amendments to any of the foregoing over Real Property held by the Operating Partnership or any of its Subsidiaries designed (A) to merge one or more of the separate parcels thereof together so long as (i) the entirety of each such parcel shall be owned by the Operating Partnership or any of its Subsidiaries and (ii) the gross acreage and footprint of the Real Property remains unaffected in any material respect or (B) to separate one or more of the parcels thereof together so long as (i) the entirety of each resulting parcel shall be owned by the Operating Partnership or any of its Subsidiaries and (ii) the gross acreage and footprint of the Real Property remains unaffected in any material respect;
(63)    Liens Incurred from and after the Issue Date to secure obligations in respect of letters of credit (to the extent such letter of credit is cash collateralized or backstopped by another letter of credit) in an aggregate amount not to exceed the greater of $30.0 million and 0.50% of Adjusted Total Assets of Parent at any one time outstanding;
(64)    Liens securing Indebtedness secured by a Permitted Lien that is Refinanced; provided that with respect to a Refinancing of the Credit Facilities incurred pursuant to Section 4.08(d)(1) that such new Lien shall be limited to all or part of the same assets or type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses and, in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, to the extent such assets secured (or would have secured) the Indebtedness being Refinanced);
(65)    Liens constituting any ground lease or hotel lease in existence on the Issue Date or permitted to be entered into by this Indenture (in each base as may be amended and/or replaced);
(66)    Liens related to Permitted Government Revenue Bond Indebtedness and the implementation of related or similar governmental tax or economic incentive programs;

(67)    judgment and attachment Liens in respect of judgments and attachments not constituting an Event of Default;
(68)    Liens created by or resulting from Management Agreements, Franchise Agreements and other agreements relating to hotel properties;
(69)    Liens on cash or property held directly or indirectly by a “qualified intermediary” or “exchange accommodation titleholder” during the pendency of a Section 1031 exchange of assets;
(70)    Liens arising under this Indenture in favor of the Trustee under this Indenture for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;
(71)    (x) Liens securing Guarantees Incurred under Section 4.08(d)(10); provided that the Indebtedness that is Guaranteed is secured by a Permitted Lien, (y) Liens securing Indebtedness Incurred under Section 4.08(d)(11); provided that such Liens shall be limited to a pledge of the Operating Partnership’s or such Restricted Subsidiary’s Equity Interest in the Joint Venture or Unrestricted Subsidiary incurring the Indebtedness secured by such Lien, and (z) Liens securing Qualified Non-Recourse Debt and/or Project Financing permitted under Section 4.08(d)(20); and
(72)    Liens securing obligations at any one time outstanding not to exceed the greater of (a) $500.0 million and (b) 9.0% of the Adjusted Total Assets of Parent.
“Permitted Mortgage Investment” means any Investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to any Related Businesses or businesses attached or appurtenant thereto, in an amount invested from and after the Issue Date not to exceed the greater of $60.0 million and 1.0% of Adjusted Total Assets of Parent in the aggregate at any time outstanding, provided that such Investments, together with Permitted Investments made in reliance on clause (34) of the definition of “Permitted Investment,” shall not exceed the greater of $285.0 million and 5.0% of Adjusted Total Assets of Parent in the aggregate at any one time outstanding; provided further, that in the event such Investment is made in secured notes, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments of any Affiliate of Parent or any Restricted Subsidiary, Parent or such Restricted Subsidiary shall not consent to any amendment, modification, waiver, consent or other action with respect to any of the terms of such instruments or otherwise act on any matter related to any such instrument in its capacity as a creditor.

“Permitted Non-Recourse Guarantees” means customary indemnities or limited contingent guarantees (including by means of separate indemnification agreements or carve-out guarantees) provided in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries in financing transactions that are directly or indirectly secured by Real Property or other Real Property-related assets (including Equity Interests) of a Restricted Subsidiary, Joint Venture or Unrestricted Subsidiary and that may be full recourse or non-recourse to the Restricted Subsidiary, Joint Venture or Unrestricted Subsidiary that is the borrower in such financing, but is non-recourse to the Issuer or any of its other Restricted Subsidiaries except for such indemnities and limited contingent guarantees as are consistent with customary industry practice (such as for fraud, unlawful acts, misapplication of funds, environmental indemnities, prohibited transfers, failure to pay taxes, voluntary bankruptcy, collusive involuntary bankruptcy, failure to comply with special purpose entity covenants, failure to maintain insurance, insurance deductibles, ERISA liabilities, recourse triggers based on violation of transfer restrictions and other customary exceptions to non-recourse liability).
“Permitted Sale Restrictions” means obligations, encumbrances or restrictions contained in any Hotel Sale Agreement restricting the creation of Liens on, or the sale, transfer or other disposition of, Equity Interests or property that is subject to such sale; provided that the encumbrances and restrictions apply only to the Subsidiary or assets that are subject to such Hotel Sale Agreement.
“Permitted Tax Payments” means, with respect to any fiscal year, any distributions to holders of Equity Interests of the Operating Partnership or a Restricted Subsidiary in which the Operating Partnership owns less than 100% of the Equity Interests, sufficient to provide Parent, any other Parent Entity or any REIT Subsidiary with a distribution equal to the amount of federal, state and local taxes, as reasonably determined by Parent, that have been actually paid or are payable by Parent, such Parent Entity or such REIT Subsidiary (taking into account any distributions paid or contemplated by Parent, such Parent Entity or such REIT Subsidiary).
“Permitted Transfer Restrictions” means (a) restrictions on transfer, mortgage liens, pledges and changes in beneficial ownership arising under Management Agreements, Franchise Agreements, owner agreements and ground leases and governing agreements for Joint Ventures and non-Wholly Owned Subsidiaries (including in connection with any acquisition or development of any applicable real estate asset, without regard to the transaction value), including rights of first offer or refusal arising under such agreements and leases and (b) obligations, encumbrances or restrictions contained in agreements with partners or members of the Operating Partnership, any Restricted Subsidiary or any Joint Venture imposing obligations in respect of contingent obligations to make any tax “make whole” or similar payment arising out of the sale or other transfer of assets reasonably related to such limited partners’ or members’ interest in the Operating Partnership, such Restricted Subsidiary or such Joint Venture pursuant to “tax protection” or other similar agreements.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on a Parent Entity’s Common Stock sold by Parent or the Operating Partnership substantially concurrently with any purchase by Parent or the Operating Partnership of a related Permitted Bond Hedge Transaction.
“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.
“Preferred Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Pro Forma” or “Pro Forma Basis” means that the following adjustments have been made:
(1)    if the specified Person or any of its Restricted Subsidiaries Incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock during the period commencing on the first day of the specified period and ending on (and including) the Transaction Date, then the Consolidated Interest Expense will be calculated giving Pro Forma effect (determined in good faith by Parent) to such Incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of proceeds therefrom, as if the same had occurred at the beginning of such period;

(2)    Asset Sales and Asset Acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries during the period commencing on the first day of the specified period and ending on (and including) the Transaction Date, will be given Pro Forma effect (including giving Pro Forma effect to the receipt and application of the proceeds of any Asset Sale) (determined in good faith by Parent) as if they had occurred and such proceeds had been applied on the first day of such specified period; provided that for purposes of calculating any ratio or determining compliance with covenants in Article 4 or Section 5.01 hereof, including Investments or acquisitions (and the Incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Investments or acquisitions (and any increase or decrease in Consolidated Net Income (loss), Consolidated EBITDA, or Adjusted Total Assets and the component financial definitions used therein attributable to such transaction) had occurred on the first day of the applicable Test Period;
(3)    Consolidated EBITDA will be adjusted to give effect to all Pro Forma Cost Savings;
(4)    the Consolidated EBITDA and Consolidated Net Income (loss) attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Transaction Date, will be excluded;
(5)    the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Transaction Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date;
(6)    any Person that is or will become a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during the specified period;
(7)    any Person that is not, or will cease to be, a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during the specified period;
(8)    a 1031 Property held by an intermediary during the pendency of a reverse 1031 exchange shall be deemed to be held by a Restricted Subsidiary for purposes of financial calculations hereunder; and

(9)    if any Indebtedness (other than ordinary working capital borrowings) bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Transaction Date had been the applicable rate for the entire specified period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Transaction Date in excess of 12 months).
“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and expenses that:
(1)    were directly attributable to an Asset Sale, Asset Acquisition, Investment, merger, consolidation or discontinued operation that occurred during the period or after the end of the period and on or prior to the Transaction Date and that (a) would properly be reflected in a pro forma income statement prepared in accordance with Regulation S-X under the Securities Act or (b) Parent reasonably determines in good faith will actually be realized within 18 months of the Transaction Date; or
(2)    were actually implemented on or prior to the Transaction Date in connection with or as a result of an Asset Sale, Asset Acquisition, Investment, merger, consolidation or discontinued operation and that are supportable and quantifiable by the underlying accounting records.
“Project Financing” means (i) any Finance Lease Obligation, mortgage financing, purchase money Indebtedness or other similar Indebtedness Incurred to finance the acquisition, lease, construction, repair, replacement, or improvement of any Real Property, (ii) any Refinancing of such Indebtedness and (iii) any Sale and Leaseback Transaction of any Real Property.
“Property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including all contract rights, income or revenue rights, real property interests (including leasehold interests), trademarks, trade names, equipment and proceeds of the foregoing and, with respect to any Person, Equity Interests or other ownership interests of any other Person owned by the first Person.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Non-Recourse Debt” means Indebtedness that (i) is (x) incurred by a Qualified Non-Recourse Subsidiary to finance the acquisition, lease, construction, repair, replacement, improvement or continued ownership of any new or existing property (real or personal, whether through the direct purchase of property or the Equity Interests of any Person owning such property and whether in a single acquisition or a series of related acquisitions) or any undeveloped land or (y) assumed by a Qualified Non-Recourse Subsidiary and (ii) is non-recourse to any Issuer or any Subsidiary (other than a Qualified Non-Recourse Subsidiary or its Subsidiaries).

“Qualified Non-Recourse Subsidiary” means (i) a Subsidiary that is not a Subsidiary Guarantor and that is the owner of, or has been formed or created on or after the Issue Date in order to finance the acquisition, lease, construction, repair, replacement, improvement or continued ownership of, any new or existing property or any undeveloped land and (ii) any Subsidiary of a Qualified Non-Recourse Subsidiary.
“Rating Agencies” means S&P, Moody’s and Fitch; provided, that if any of S&P, Moody’s or Fitch will cease issuing a rating on the Notes for reasons outside the control of the Operating Partnership, the Operating Partnership may select a nationally recognized statistical agency to substitute for S&P, Moody’s or Fitch, as applicable.
“Rating Decline Period” means the 60-day period (which 60-day period shall be extended as long as the credit rating on the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earliest of (a) the occurrence of a Change of Control, (b) the first public notice of the occurrence of such Change of Control and (c) the first public notice of Parent’s intention to effect such Change of Control.
“Rating Event” means, with respect to any Change of Control, (a) the credit rating on the Notes is lowered by one or more gradations (including gradations within ratings categories as well as between categories but excluding changes in ratings outlook) as compared to the rating of the Notes on the Issue Date by each of the Rating Agencies during the Rating Decline Period relating to such Change of Control and each such Rating Agency shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to such Change of Control and (b) immediately after giving effect to the reduction in the credit rating on the Notes by the Rating Agencies as described in clause (a), the Notes do not have an Investment Grade Rating by any of the Rating Agencies.
“Real Property” means (i) each parcel of real property leased or operated by the Operating Partnership or the Restricted Subsidiaries, whether by lease, license or other use or occupancy agreement, and (ii) each parcel of real property owned by the Operating Partnership or the Restricted Subsidiaries, together with all buildings, structures, improvements and fixtures located thereon, together with all easements, licenses, rights, privileges, appurtenances, interests and entitlements related thereto.
“Recourse Indebtedness” means, with respect to the Issuers or any Restricted Subsidiary, all Indebtedness for borrowed money of the Issuers or such Restricted Subsidiary other than Non-Recourse Debt.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S, and bearing the legend specified in Section 2.06(f)(4).
“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Internal Revenue Code.
“REIT Subsidiary” means a Restricted Subsidiary of the Operating Partnership that is a REIT or a Subsidiary of Parent that is a REIT.
“Related Businesses” means the development, ownership, leasing or operation of (i) hotel facilities, (ii) land held for potential development or under development as hotel facilities and (iii) assets and facilities related to the foregoing, including without limitation, laundry services, employee housing, retail, parking, golf courses, docking facilities and spa facilities.
“Replacement Assets” means (i) real or personal property that will be used or useful in a Related Business or (ii) substantially all the assets of a Related Business or a majority of the Voting Stock of any Person engaged in a Related Business that will become on the date of acquisition thereof a Restricted Subsidiary (including the merger of such a Person into a Restricted Subsidiary of the Operating Partnership).
“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means any Subsidiary of Parent (including without limitation the Issuers), other than an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings and its successors.
“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.
“SEC” means the United States Securities and Exchange Commission.
“Secured Debt” of any Person means the portion of its outstanding Indebtedness secured by a Lien upon the properties or other assets of such Person or any of its Restricted Subsidiaries.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Debt” means:
(1)all Indebtedness of Parent or any of its Restricted Subsidiaries outstanding under the Credit Agreement and all Hedging Obligations and Cash Management Agreement thereunder or with respect thereto;
(2)    the Notes and any other Indebtedness of Parent or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and
(3)    all Obligations with respect to the items listed in the preceding clauses (1) and (2).
Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include (a) any intercompany Indebtedness of Parent or any of its Subsidiaries to Parent or any of its Affiliates, or (b) any Indebtedness that is incurred in violation of this Indenture or (c) any trade payables or taxes owed or owing by Parent or any of its Restricted Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Operating Partnership within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Similar Lease” means a lease that is entered into by Parent or a Restricted Subsidiary with another Person (other than the Issuers or a Restricted Subsidiary) for the purpose of, or with respect to operating or managing, Related Businesses, lodging or leisure Real Property assets of Parent or its Restricted Subsidiaries.
“Stated Maturity” means:
(1)with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and
(2)with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
“Subordinated Indebtedness” of the Operating Partnership means any Indebtedness of the Operating Partnership that is expressly subordinated to and junior in right of payment to the Notes. “Subordinated Indebtedness” of a Subsidiary Guarantor means any Indebtedness of such Subsidiary Guarantor that is expressly subordinated to and junior in right of payment to the Note Guarantee of such Subsidiary Guarantor.
“Subsidiary” means, with respect to any specified Person: (a) any corporation, association or other business entity (other than a partnership or a limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantors” means any of: (1) the Subsidiaries of Parent, other than Finance Corp., executing this Indenture as initial Guarantors; and (2) the Restricted Subsidiaries of Parent that become Guarantors in accordance with Section 4.17 hereof, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Suspendible Provisions” means the provisions set forth in Section 4.06, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.13, Section 4.17 and Section 5.01(3) hereof.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), regardless of whether any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Tax Protection Agreement” means any customary arms’-length agreement to which Parent or any of its Restricted Subsidiaries is a party and which was entered into in connection with a contribution of assets to Parent in exchange for Capital Stock and pursuant to which any liability to holders of Capital Stock who contributed such assets to Parent (directly or indirectly) may arise relating to taxes because (a) in connection with the deferral of income taxes of a holder of Capital Stock, the Operating Partnership or Parent has agreed to (i) maintain a minimum level of debt or continue a particular debt, (ii) retain or not dispose of assets for a period of time or (iii) use or refrain from using a particular method of taking into account book–tax disparities under Section 704(c) of the Internal Revenue Code; or (b) holders of Capital Stock have guaranteed or otherwise assumed liability for debt of Parent.
“Test Period” means the most recently completed Fiscal Quarter of Parent for which financial statements have been or are required to have been delivered pursuant to Section 4.03 and the three Fiscal Quarters immediately preceding such Fiscal Quarter.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Total Unencumbered Assets” means, as of any date, the Adjusted Total Assets of the Issuer and its Restricted Subsidiaries as of such date, less any such assets pledged as of such date as collateral to secure any obligations with respect to Secured Debt.
“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Operating Partnership or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and, with respect to any transaction described in Section 5.01 hereof, the date on which such transaction is to be consummated.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Selected Interest Rates (Daily) H. 15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2026 (or in the case of a satisfaction and discharge of this Indenture or a Legal Defeasance or Covenant Defeasance under this Indenture, the Treasury Rate as of two Business Days prior to the date on which funds to pay the Notes are deposited with the Trustee); provided that if the period from the redemption date to October 15, 2026 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury yield will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States securities adjusted to a constant maturity of one year will be used.
“Trustee” means UMB Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state, the laws of which are required to be applied in connection with the creation or perfection of security interests.
“Unconsolidated Affiliate” means any Person that is not a Consolidated Party and in which a Consolidated Party owns, directly or indirectly, any Equity Interest; provided, however that “Unconsolidated Affiliate” shall not include any Unrestricted Subsidiary.
“Unconsolidated Affiliate Interest” means the percentage of the Equity Interests owned by a Consolidated Party in an Unconsolidated Affiliate accounted for pursuant to the equity method of accounting under GAAP.
“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost plus capital improvements) of the Operating Partnership’s real estate assets and the real estate assets of its Restricted Subsidiaries on such date (including, without duplication, 1031 Properties), before depreciation and amortization and impairments, all determined on a consolidated basis in accordance with GAAP.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means:

(1)    any Subsidiary of the Operating Partnership that at the time of determination shall have been designated an Unrestricted Subsidiary by Parent in the manner provided below; and
(2)    any Subsidiary of an Unrestricted Subsidiary.
Parent may designate (or re-designate) any Restricted Subsidiary of the Operating Partnership (including any newly acquired or newly formed Subsidiary of the Operating Partnership) to be an Unrestricted Subsidiary; provided that:
(A)    any Guarantee by Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated will be deemed an “Incurrence” of such Indebtedness and an “Investment” by Parent or its Restricted Subsidiary at the time of such designation;
(B)    either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.06 hereof; and
(C)    if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.06 and Section 4.08 hereof.
Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
(X)    no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and
(Y)    all Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and will be deemed to have been Incurred) for all purposes of this Indenture.
Any such designation by Parent shall be evidenced to the Trustee by filing with the Trustee a copy of the resolutions of the Board of Directors of Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions of this definition.
“Unsecured Debt” means, for any Person, any Indebtedness of such Person or its Restricted Subsidiaries which is not Secured Debt.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” (or if such publication is unavailable, a similar nationally recognized publication as determined in the Operating Partnership’s sole discretion) on the date two Business Days prior to such determination. Except as provided in Section 4.08 hereof, whenever it is necessary to determine whether the Operating Partnership has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.
“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
“Wholly Owned Subsidiary” or “Wholly Owned” means, as to any Person, a Subsidiary of such Person all the Equity Interests of which (other than either (i) Acceptable Preferred Equity Interests or (ii) directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person.

Section 1.02    Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	Section 4.10(a)
“Alternate Offer”	Section 4.12(d)
“Asset Sale Offer”	Section 4.09(c)
“Authentication Order”	Section 2.02
“Change of Control Offer”	Section 4.12(a)
“Change of Control Payment”	Section 4.12(a)
“Change of Control Purchase Date”	Section 4.12(a)
“Covenant Defeasance”	Section 8.03
“Cumulative Credit”	Section 4.06(a)(4)(C)
“DTC”	Section 2.03
“Deemed Date”	Section 4.08(j)
“effective date”	Section 4.18
“Event of Default”	Section 6.01
“Excess Proceeds”	Section 4.09(c)
“Guaranteed Indebtedness”	Section 4.13
“Legal Defeasance”	Section 8.02
“Notice”	Section 12.02
“Offer Amount”	Section 4.09(e)(1)
“Offer Period”	Section 4.09(e)(1)
“Paying Agent”	Section 2.03
“Purchase Date”	Section 4.09(e)(1)
“Refinance”	Section 4.08(d)(5)
“Refunding Capital Stock”	Section 4.06(b)(16)
“Registrar”	Section 2.03
“REIT Entity”	Section 4.06
“Restricted Payments”	Section 4.06(a)(4)
“Retired Capital Stock”	Section 4.06(b)(16)
“Reversion Date”	Section 4.14(b)
“Reversion Event”	Section 4.14(2)
“Successor Company”	Section 5.01(1)
“Suspension Event”	Section 4.14(a)
“Suspension Period”	Section 4.14(d)
“transfer”	Section 5.01

Section 1.03    Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA term used in this Indenture has the following meaning:
“obligor” of the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor of the Notes and the Note Guarantees, respectively.
All other terms used in this Indenture that are defined under the TIA, defined under the TIA by reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04     Rules of Construction.
Unless the context otherwise requires:
(1)a term has the meaning assigned to it;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)“or” is not exclusive;
(4)“including” is not limiting;
(5)words in the singular include the plural, and in the plural include the singular;
(6)“will” shall be interpreted to express a command;
(7)provisions apply to successive events and transactions;
(8)references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and
unless otherwise provided herein, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture or any of the transactions contemplated herein (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the ESIGN Act of 2000, the Electronic Signatures and Records Act of the State of New York, and any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE 2
THE NOTES
Section 2.01    Form and Dating.
(a)General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation legend or endorsement is in a form acceptable to the Issuers). Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases and redemptions of such Notes. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1)a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and
(2)an Officer’s Certificate from the Issuers.
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Upon completion of such exchange, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests therein as hereinafter provided.
(d)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” published by Euroclear and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” published by Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.
Section 2.02    Execution and Authentication.
At least one Officer must sign the Notes for each Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will authenticate (i) for original issue on the Issue Date, Initial Notes in the aggregate principal amount of $400.0 million and (ii) any amount of Additional Notes specified by the Issuers, which Additional Notes shall have identical terms to the Initial Notes, other than with respect to the date of issuance and the issue price, in each case, upon receipt of a written order of the Issuers signed by an Officer of each Issuer (an “Authentication Order”). Such order shall specify the amount of the Notes to be authenticated, the date of original issue and the CUSIP number thereof. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.
The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
Section 2.03    Registrar and Paying Agent.
The Issuers shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Issuers initially appoint the Trustee, and the Trustee agrees to initially act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in advance and in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as the Registrar or Paying Agent, the Trustee shall act as such. The Operating Partnership or any of its Subsidiaries may act as Paying Agent or Registrar.
The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.
The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Notes, and will notify the Trustee in writing of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or any of their Subsidiaries) will have no further liability for the money. If the Issuers or any of their Subsidiaries act as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05    Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders and the Issuers shall otherwise comply with TIA §312(a).
Section 2.06    Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:
(1)the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;
(2)the Issuers, at their option but subject to the Depositary’s requirements, notify the Trustee in writing that they elect to cause the issuance of the Definitive Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3)there shall have occurred and be continuing an Event of Default with respect to the Notes and the Depositary notifies the Trustee of its decision to exchange such Global Notes for Definitive Notes.
Upon the occurrence of any of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Except for the transfer of beneficial interests in the Regulation S Temporary Global Note for beneficial interests in the Regulation S Permanent Note as provided in Section 2.01(c) hereof, transfers of beneficial interests in the Global Notes also will require compliance with either subclause (1) or (2) below, as applicable, as well as one or more of the other following subclauses, as applicable:
(1)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)both:
(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)following the occurrence of any of the events described in Section 2.06(a)(1) or (a)(2), both:
(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) immediately above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
(3)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, if applicable.
(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests in the Restricted Global Notes so transferred pursuant to this Section 2.06(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, subject to Section 2.06(a) and upon receipt by the Registrar of the following documentation:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or
(E)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subclauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications required by item (3)(d) thereof, if applicable;
(F)if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(b) thereof; or
(G)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)Beneficial Interests in Regulation S Temporary Global Note to Restricted Definitive Notes. Notwithstanding Section 2.06(c)(1)(A) and Section 2.06(c)(1)(C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(3)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(c)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Operating Partnership will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subclauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications required by item (3)(d) thereof, if applicable;
(F)if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note, and in all other cases, the IAI Global Note.
(2)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(B)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(2)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(e)(2), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)Private Placement Legend. Except as permitted in subclause (2) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), [IN THE CASE OF 144A NOTES: AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.] [IN THE CASE OF REGULATION S NOTES: AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUERS, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) TO AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A FULLY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS ATTACHED AS EXHIBIT B TO THE INDENTURE) CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND SUCH TRANSFER SHALL BE IN AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.”

The Private Placement Legend shall be deemed removed from the face of any Note without further action of the Issuers, the Trustee or the Holder of such Note at such time as the Issuers shall have delivered an Officer’s Certificate to the Trustee certifying that the Private Placement Legend can be removed because such Note may be resold to the public in accordance with Rule 144 without regard to volume, manner of sale or any other restrictions contained in Rule 144 (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) by Holders that are not Affiliates of the Issuers.
(2)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subclauses (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(3)Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(4)Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note will bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”
(g)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or beneficial interests in other Global Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)General Provisions Relating to Transfers and Exchanges.
(1)To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes (subject to Section 2.06(a)) upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request. All documentation submitted in connection with a transfer or exchange must be satisfactory to the Trustee.
(2)No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers and Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 4.09, Section 4.12 and Section 9.04 hereof).
(3)The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)Neither the Registrar nor the Issuers shall be required:
(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or between a record date and the next succeeding interest payment date;
(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of the Notes with respect to record dates) interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.
(7)The Trustee shall authenticate Global Notes and Definitive Notes (subject to Section 2.06(a)) in accordance with the provisions of Section 2.02 hereof.
(8)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by electronic transmission.
(9)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Notes.
(10)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note. The Issuers may charge for its expenses in replacing a Note, including any taxes or governmental charges that may be imposed in relation thereto.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because Parent or an Affiliate of Parent holds the Note. Notes held by Parent or a Subsidiary of Parent shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuers, a Subsidiary of the Issuers or an Affiliate of any thereof) holds, by noon, Eastern time, on a redemption date or maturity date, money sufficient to pay the Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any Issuer or Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any Issuer or Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.
Section 2.10    Temporary Notes.
Until certificates representing the Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until so exchanged, Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.
The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers upon written request. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.
Section 2.12    Defaulted Interest.
If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date (except that a special record date shall not be required with respect to payments made within an applicable grace period), in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will send or cause to be sent, in accordance with the Applicable Procedures, to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13    Computation of Interest.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Section 2.14    Method of Submission.
All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or by electronic transmission or mail.

Section 2.15    Trustee’s Duty to Monitor.
The Trustee (in each of its capacities hereunder, including without limitation as Registrar) shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee (in each of its capacities hereunder, including without limitation as Registrar) nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
Section 2.16    CUSIP Numbers.
The Issuers in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and if the Issuers do so, the Trustee shall use such numbers in notices of redemption or exchange or in an offer to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange or in an offer to purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or offer to purchase will not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers of the Notes.
ARTICLE 3
REDEMPTION
Section 3.01    Notices to Trustee.
If the Issuers elect to redeem all or any part of the Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Operating Partnership must furnish to the Trustee, at least 3 Business Days (or such shorter notice as may be acceptable to the Trustee) but not more than 60 days before a notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 hereof, an Officer’s Certificate setting forth:
(1)the clause of this Indenture pursuant to which the redemption shall occur;
(2)the redemption date;
(3)the principal amount of Notes to be redeemed;
(4)the redemption price; and
(5)the conditions, if any, for the redemption.

Section 3.02 Selection of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis (or, in the case of Global Notes, the Trustee will select Notes for redemption based on the method of the Depositary that most nearly approximates a pro rata selection), unless otherwise required by law or applicable stock exchange requirements. Notwithstanding the foregoing, no Notes of $2,000 or less can be redeemed in part.
In the event of a partial redemption, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Depositary (in the case of Notes held in global form) or by the Trustee (in the case of Notes held in certificated form) from the outstanding Notes not previously called for redemption.
The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03 Notice of Redemption.
At least 10 days but not more than 60 days before a redemption date, the Issuers will deliver or cause to be delivered, by first class mail or electronic delivery (or, in the case of Global Notes, pursuant to the Applicable Procedures), a notice of redemption to each Holder whose Notes are to be redeemed; provided that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or Article 11 hereof.
The notice will identify the Notes to be redeemed and will state:
(1)the redemption date;
(2)the redemption price;
(3)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
(4)the name and address of the Paying Agent;
(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)that upon the satisfaction of any conditions to such redemption set forth in the notice of redemption, and unless the Issuers default in making such redemption payment, interest on the Notes called for redemption ceases to accrue on and after the redemption date;
(7)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(8)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
Any redemption of the Notes, including in connection with an Equity Offering or another transaction (or series of related transactions) or event, including any financing, may, at the Issuers’ option, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering or other transaction or event, as the case may be, and notice of such redemption may be given prior to the completion or the occurrence of the related Equity Offering or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the date of redemption may be delayed until such time (including more than 60 days after the date the notice of redemption was sent) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the date of redemption, or by the date of redemption as so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of its obligations with respect to such redemption may be performed by another Person. In any such case, the Issuers shall provide prompt written notice to the Trustee at least two Business Days prior to the redemption date rescinding such redemption in the event that any such conditions precedent shall not have been (or will not be) satisfied, and such redemption and notice of redemption shall then be rescinded and of no force and effect. Upon receipt of such notice from the Issuers rescinding such redemption, the Trustee shall promptly send a copy of such notice to the Holders to be redeemed in the same manner in which the notice of redemption was given.
At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 3 Business Days (or such shorter period of time as the Trustee may agree) before a notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03, an Officer’s Certificate requesting that the Trustee give such notice and attaching a form of the notice of redemption to be given that shall set forth the information to be stated in such notice as provided in the preceding paragraph.

Notwithstanding any provision hereof to the contrary, the notice of redemption with respect to a redemption pursuant to Section 3.07(b) need not set forth the Applicable Premium but only the manner of calculation thereof. The Issuers will notify the Trustee in writing of the Applicable Premium with respect to any redemption promptly after the calculation together with a calculation thereof and the Treasury Rate in reasonable detail, and the Trustee shall not be responsible for such calculation.
Section 3.04 Effect of Notice of Redemption.
Once notice of redemption is sent in accordance with Section 3.03 hereof, the Notes called for redemption, subject to any condition included in the applicable notice of redemption that is not satisfied or waived, become due and payable on the redemption date at the redemption price. A notice of redemption may, at the Issuers’ option, be subject to the satisfaction of one or more conditions precedent.
Section 3.05 Deposit of Redemption Price.
Prior to 11:00 a.m., Eastern time, on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all the Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered. Notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note. The Trustee, in lieu of delivering a new Global Note as aforesaid, may make a notation on Schedule of Exchanges of Interests in the Global Note of the payment of the redeemed or purchased part thereof.

Section 3.07 Optional Redemption.
(a)At any time and from time to time prior to October 15, 2026, the Issuers may redeem, at their option, all or part of the Notes, at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date).
(b)On and after October 15, 2026, the Issuers may redeem all or a part of the Notes, from time to time, at the following redemption prices (expressed as a percentage of the principal amount of the Notes to be redeemed), plus accrued and unpaid interest, if any, on the Notes to be redeemed to, but excluding, the applicable redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on October 15 of the years indicated below:

Period	Redemption Price
2026	103.188%
2027	101.594%
2028 and thereafter	100.000%

(c)Prior to October 15, 2026, the Operating Partnership may on any one or more occasions redeem up to 40.0% of the principal amount of the Notes (including any Additional Notes) with an amount of cash not greater than the amount of the net cash proceeds from one or more Equity Offerings at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that (i) at least 60.0% of the aggregate principal amount of the Notes issued on the Issue Date remains outstanding after each such redemption; and (ii) the redemption occurs within 180 days after the closing of such Equity Offering.
(d)In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept an Asset Sale Offer and the Operating Partnership purchases all of the Notes held by such Holders, the Operating Partnership will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Asset Sale Offer as described in Section 4.09 hereof, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, , to but excluding the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(e)In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Operating Partnership (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Operating Partnership as described in Section 4.12(d) hereof) purchases all of the Notes held by such Holders, the Operating Partnership will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer as described in Section 4.12 hereof, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, , to but excluding the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
(f)On and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption, unless the Issuers default in making the redemption payment or a condition precedent to the redemption is not satisfied or waived.
(g)Any redemption pursuant to this Section 3.07 shall be made in compliance with the provisions of Section 3.01 through Section 3.06 hereof.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.
The Issuers shall pay or cause to be paid the principal of, premium on, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 11:00 a.m., Eastern time, on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.
The Issuers shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at the then applicable interest rate on the Notes to the extent lawful.
Section 4.02 Maintenance of Office or Agency.
The Issuers shall maintain in the United States an office or agency required in Section 2.03 (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the United States for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.
Section 4.03 Reports.
(a)Regardless of whether the Operating Partnership is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Operating Partnership will furnish (without exhibits) to the Trustee for delivery to the Holders within 15 Business Days after the filing, or in the event no such filing is required, within 15 Business Days after the end of the time periods specified in those sections and any extension period granted under Section 12b-25 of the Exchange Act with:
(1)all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Operating Partnership were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Operating Partnership’s independent accountants, and
(2)all current reports that would be required to be filed with the SEC on Form 8-K if the Operating Partnership were required to file such reports;
provided, that the foregoing delivery requirements will be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system (or any successor filing system of the SEC) or on Parent’s or the Operating Partnership’s website within the applicable time period specified above.
(b)    Such information will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned Persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions, and such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.
(c)    Except as provided above, all such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.

(d)    Notwithstanding the foregoing, the Operating Partnership’s obligations pursuant to this covenant with respect to filing, furnishing, providing or posting documents, reports and other information relating to the Operating Partnership shall be deemed satisfied by Parent’s filing, furnishing, providing or posting, as the case may be, of such documents, reports and other information relating to Parent; provided that if Parent is not a Guarantor of the Notes, to the extent that, in the reasonable judgment of the Operating Partnership, there are material differences between the financial information of the Operating Partnership, on the one hand, and Parent, on the other hand, Parent provides to the Trustee for delivery to the Holders unaudited supplemental financial information that explains in reasonable detail the differences between the information relating to Parent and any of its Subsidiaries other than the Operating Partnership and its Restricted Subsidiaries, on the one hand, and the information relating to the Operating Partnership and its Restricted Subsidiaries on a stand-alone basis, on the other hand.
(e)    For so long as any of the Notes remain outstanding, the Operating Partnership shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information described in Section 4.03(a) hereof as well as all information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(f)    Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any financial information required by this covenant shall be deemed cured (and the Operating Partnership shall be deemed to be in compliance with this Section 4.03) upon furnishing such financial information as contemplated by this Section 4.03(but without regard to the date on which such financial statement or report is so furnished); provided that such cure shall not otherwise affect the rights of the Holders under Article 6 hereof if the principal of, premium, if any, on, and interest, if any, on, the Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.
(g)    Delivery to the Trustee of such reports, information and documents referred to above is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including compliance with any of the covenants of Parent or the Operating Partnership hereunder or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(h)    The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, Parent’s, any Issuer’s, any Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports, information or other documents posted on a website or filed with the SEC under this Indenture, or to participate in any conference calls.

Section 4.04 Compliance Certificate.
(a)The Operating Partnership shall deliver to the Trustee, within 120 days after the end of each fiscal year commencing with the year ending December 31, 2024, an Officer’s Certificate stating that a review of the activities of the Issuers and their Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers and their Restricted Subsidiaries have performed their respective obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to his or her knowledge the Issuers and their Restricted Subsidiaries have performed their obligations under this Indenture (or, in the event of noncompliance, specifying such noncompliance and the nature and status thereof of which signer may have knowledge).
(b)So long as any of the Notes are outstanding, the Issuers shall, within 30 Business Days upon an Officer of Parent, the Operating Partnership or Finance Corp. becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.
Section 4.05 Stay, Extension and Usury Laws.
The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.06 Restricted Payments.
(a)Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)declare or pay any dividend or make any distribution on account of, or with respect to Parent’s or any of its Restricted Subsidiaries’ Capital Stock (including any payment in connection with any merger or consolidation involving Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such, other than:
(A)dividends or distributions payable solely in Equity Interests (other than Disqualified Stock); and
(B)dividends or distributions payable to Parent or a Restricted Subsidiary of Parent;

(2)purchase, redeem, retire or otherwise acquire for value (including in connection with any merger or consolidation involving Parent) any Equity Interests of Parent held by any Person other than Parent or any of its Restricted Subsidiaries, other than in exchange for Equity Interests of a Parent Entity;
(3)make any voluntary or optional principal payment, redemption, repurchase, defeasance, or other acquisition or retirement for value, of Subordinated Indebtedness of Parent or any Subsidiary Guarantor (other than (A) with respect to intercompany Subordinated Indebtedness, (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement, or (C) the giving of an irrevocable notice of redemption with respect to a transaction described in clauses (1) or (3) of the third paragraph of this covenant); or
(4)make any Restricted Investment, (all such payments and any other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”) unless, at the time of, and after giving effect to, the proposed Restricted Payment:
(A)no Default or Event of Default shall have occurred and be continuing;
(B)Parent would, at the time of such Restricted Payment and after giving Pro Forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of Indebtedness in compliance with both clauses (a) and (c) of Section 4.08 hereof;
(C)the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be the Fair Market Value thereof as determined by Parent) made by Parent and its Restricted Subsidiaries on or after the Measuring Date (other than those referred to in clauses (1), (2), (5) through (11), and (14) through (25) of clause (b) of this Section 4.06) is less than the sum, without duplication, of (the “Cumulative Credit”):

(i)95.0% of the aggregate amount of Funds From Operations (or, if Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) commencing on the first day of the first Fiscal Quarter ending after the Measuring Date and ending on the last day of the most recent Fiscal Quarter preceding the Transaction Date for which internal financial statements are available; provided that for each of the first four (4) full Fiscal Quarters commencing with the first day of the Fiscal Quarter ending after the Measuring Date, Funds From Operations for the purposes of this Section 4.06(a)(4)(C)(i) shall be calculated as the greater of (x) the aggregate of Funds From Operations in such Fiscal Quarter and (y) zero; plus
(ii)100% of the aggregate net cash proceeds and the Fair Market Value of other property or securities other than cash received by Parent or (without duplication) the Operating Partnership after the Measuring Date from (a) the issue or sale of Equity Interests of Parent or the Operating Partnership (other than Disqualified Stock, Designated Preferred Stock and Excluded Contributions), (b) any contribution to the common equity capital of Parent or (without duplication) the Operating Partnership (in each case, other than Excluded Contributions); plus
(iii)the amount by which Indebtedness of Parent is reduced on the consolidated balance sheet of Parent and its Restricted Subsidiaries upon the conversion or exchange subsequent to the Measuring Date of any Indebtedness of Parent or its Restricted Subsidiaries into or for Equity Interests (other than Disqualified Stock) of Parent or the Operating Partnership (plus the aggregate net cash proceeds, if any, received by Parent or any of its Restricted Subsidiaries upon any such conversion or exchange, but less the amount of any cash, and the Fair Market Value of any other property, distributed by Parent or any Restricted Subsidiary to the holder of such Indebtedness upon such conversion or exchange); plus

(iv)with respect to Restricted Investments made after the Measuring Date, an amount equal to the sum, without duplication, of (A) the net reduction in, or repayment of, such Restricted Investments since the Measuring Date in any Person (including, without limitation, any Unrestricted Subsidiary) resulting from (1) payments of interest on Indebtedness, dividends, distributions, repayments of loans or advances, or other transfers of cash or other assets (including transfers as a result of merger or liquidation), in each case to Parent or any of its Restricted Subsidiaries (except to the extent any such payment or proceeds have already been included in the calculation of Funds From Operations), (2) repurchases, repayments or redemptions, or (3) the release of any Guarantee that constituted a Restricted Investment (except to the extent any amounts are paid under such Guarantee) and (B) the net cash proceeds from the sale or exchange of any such Investment (except to the extent any such payment or proceeds have already been included in the calculation of Funds From Operations) since the Measuring Date and the Fair Market Value of property or securities other than cash received by Parent or any of its Restricted Subsidiaries from such sale or exchange; plus
(v)the Fair Market Value of each Restricted Investment by Parent or any of its Restricted Subsidiaries in each Subsidiary of Parent designated after the Measuring Date as an Unrestricted Subsidiary and later redesignated as a Restricted Subsidiary; plus
(vi)in the event Parent or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount not to exceed the amount of Investments previously made by Parent and the Restricted Subsidiaries in such Person that was treated as a Restricted Payment; plus
(vii)$100.0 million.

Notwithstanding the foregoing, (i) the Operating Partnership and/or any of its Restricted Subsidiaries may declare and/or pay any dividend or make any distribution to their equity holders to fund a dividend or distribution by Parent, any other Parent Entity that is a REIT, or any REIT Subsidiary of Parent (each, a “REIT Entity”) (including declaring and/or paying any corresponding dividends, and making any corresponding distributions to, the Operating Partnership’s or such Restricted Subsidiary’s other holders of Equity Interests), and (ii) Parent and any REIT Subsidiary may declare and/or pay any dividend or make any distribution to its equity holders, in each case so long as Parent believes in good faith that (1) the applicable REIT Entity qualifies as a REIT under the Internal Revenue Code and (2) the declaration and/or payment of such dividend or the making of such distribution by Parent, the Operating Partnership, the applicable REIT Subsidiary or any other Restricted Subsidiary is necessary either (A) to maintain the applicable REIT Entity’s status as a REIT under the Internal Revenue Code for any calendar year or (B) to enable the applicable REIT Entity to avoid the payment of any tax for any calendar year that could be avoided by reason of a dividend or distribution by such REIT Entity to its equity holders, with such dividend or distribution by such REIT Entity to be made as and when determined by such REIT Entity, whether during or after the end of the relevant calendar year, and for purposes of calculating such dividend or distribution by any such REIT Entity described in clause (i) above, in the case of both (A) and (B), assuming that the applicable REIT Entity owns no assets other than its direct or indirect interests in the Operating Partnership.
(b)The provisions of Section 4.06(a) hereof will not be violated by reason of:
(1)the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of Parent or any Subsidiary Guarantor including premium, if any, and accrued and unpaid interest and related transaction expenses, with the proceeds of, or in exchange for, other Subordinated Indebtedness Incurred in compliance with (A) Section 4.08(a), Section 4.08(b) and Section 4.08(c) or (B) Section 4.08(d)(5) ;
(2)the making of any Restricted Payment in an aggregate amount outstanding pursuant to this clause (2) not to exceed the amount of Excluded Contributions received since the Measuring Date (with each such Restricted Payment being measured as of the date made and without giving effect to any subsequent changes in value);
(3)the payment of any dividend, distribution or redemption of any Equity Interests or Subordinated Indebtedness within 60 days after the date of declaration or notice thereof or call for redemption if, at such date of declaration or notice or call for redemption, such payment or redemption was permitted by the provisions of Section 4.06(a) (the declaration of such payment will be deemed a Restricted Payment under Section 4.06(a) as of the date of declaration and the payment itself will be deemed to have been made on the date of declaration and will not also be deemed a Restricted Payment under Section 4.06(a)); provided, however, that any Restricted Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to Section 4.06(a)(4)(C) only once;

(4)the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;
(5)the payment of any dividend or distribution to Parent and other holders of partnership interests in the Operating Partnership with respect to any period of four (4) Fiscal Quarters to the extent necessary for Parent to distribute cash dividends or distributions to its shareholders with respect to Equity Interests of Parent in an aggregate amount not to exceed $0.01 per share per such Fiscal Quarter;
(6)the payment or distribution to dissenting shareholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of Parent that complies with Section 5.01 hereof;
(7)the acquisition or re-acquisition (including the payment of dividends or distributions by the Operating Partnership to fund such acquisition or re-acquisition by a Parent Entity), whether by forfeiture or in connection with satisfying applicable payroll or withholding tax obligations, of Equity Interests of the Operating Partnership or a Parent Entity in connection with the administration of their equity compensation programs in the ordinary course of business;
(8)the making of Restricted Payments to any Parent Entity or any Restricted Subsidiary to the extent necessary to permit such Person to pay (i) general administrative costs and expenses (including with respect to (a) corporate overhead, legal or similar expenses, audit and other accounting and reporting expenses and customary wages, salary, bonus and other benefits payable to directors, officers, employees, members of management, consultants and/or independent contractors and (b) executive compensation arrangements in effect on the Issue Date or subsequently approved by the Compensation Committee of the Board of Directors of Parent, as well as any tax withholding payment obligations in connection therewith (including in connection with any vesting of Equity Interests issued under such executive compensation arrangements) of then present or former directors, consultants, officers or employees of Parent or any of its Restricted Subsidiaries), (ii) franchise fees, franchise taxes and similar fees, taxes and expenses required to maintain the organizational existence of such Person, (iii) any reasonable and customary indemnification claims made by current or former directors, officers, members of management, employees or consultants, in each case, to the extent attributable to the ownership or operations of Parent or its Restricted Subsidiaries, (iv) interest and/or principal on Indebtedness of such Person, the proceeds of which have been contributed to Parent or its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, Parent or any of its Restricted Subsidiaries in accordance with Section 4.08 hereof and (v) fees and expenses other than to Affiliates of Parent related to any successful or unsuccessful financing transaction or equity offering;

(9)the making of cash payments in connection with any conversion or exchange of Convertible Indebtedness in an aggregate amount not to exceed the sum of (i) the principal amount of such Convertible Indebtedness up to and including the full redemption amount of such Convertible Indebtedness plus (ii) any applicable premium or fees;
(10)any payments in connection with (a) a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of a Parent Entity’s Common Stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in Common Stock upon any early termination thereof;
(11)the distribution, as a dividend or otherwise, of shares of Capital Stock (other than Disqualified Stock) of, or Indebtedness owed to Parent or a Restricted Subsidiary of Parent by, Unrestricted Subsidiaries;
(12)so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any Restricted Subsidiary of Parent or any Parent Entity held by any current or former officer, director, consultant, or employee of Parent or any of its Restricted Subsidiaries or any Parent Entity pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, compensation agreement or arrangement or similar agreement then in effect upon such Person’s death, disability, retirement or termination of employment or under the terms of any such pension plan or any other agreement under which such Equity Interests were issued; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests under this clause (12) shall not exceed in any (i) fiscal year the greater of $15.0 million and 0.20% of Adjusted Total Assets of Parent, plus (ii) (x) the amount of net proceeds received by Parent or any of its Restricted Subsidiaries (or received by any Parent Entity and contributed to the common equity capital of Parent or received by any Parent Entity and used to purchase Equity Interests in Parent) during such fiscal year from issuances of Equity Interests (other than Disqualified Stock) of any Parent Entity (to the extent contributed to Parent) to directors, consultants, officers or employees of any Parent Entity, Parent or any of its Restricted Subsidiaries in connection with permitted employee compensation and incentive arrangements and (y) the amount of net cash proceeds of any key-man life insurance policies received during such calendar year, which, if not used in any year, may be carried forward to any subsequent calendar year, subject, with respect to unused amounts from clause (i) of this proviso that are carried forward, to an overall limit in any fiscal year of the greater of $20.0 million and 0.30% of Adjusted Total Assets of Parent;

(13)the declaration or payment of any cash dividend or other cash distribution or redemption in respect of Equity Interests of Parent or any of its Restricted Subsidiaries constituting Preferred Stock (or the payment of dividends or distributions to Parent (or any other Parent Entity) to provide Parent (or any such Parent Entity) with the cash necessary to make such payments or distributions on Equity Interests constituting Preferred Stock), so long as Parent’s Interest Coverage Ratio (calculated in accordance with Section 4.08(c)) would be greater than or equal to 1.50 to 1.0 after giving effect to such payment; provided that at the time of payment of such dividend or distribution no Default or Event of Default shall have occurred and be continuing (or would result therefrom);
(14)(i) repurchases of Equity Interests of Parent, and of its Restricted Subsidiaries, or any Parent Entity deemed to occur upon exercise of stock or other equity options, units, or warrants to the extent such Equity Interests represent a portion of the exercise price of such options, units or warrants or any withholding or similar taxes payable in connection with such exercise and (ii) repurchases and acquisitions of Equity Interests of Parent, any of its Restricted Subsidiaries, or any Parent Entity upon forfeiture or vesting of Equity Interests (including Equity Interests of any Parent Entity) under any restricted stock or similar agreement including if such forfeited Equity Interests represent any withholding or similar taxes payable in connection with a vesting;
(15)the payment of cash, dividends, distributions, advances or other Restricted Payments by Parent or any of its Restricted Subsidiaries (A) in lieu of the issuance of fractional shares of Capital Stock upon conversion, exercise, redemption or exchange of securities convertible into or exchangeable for Capital Stock of the Operating Partnership or any Parent Entity and (B) in lieu of the issuance of whole shares of Capital Stock upon conversion, exercise, redemption or exchange of securities convertible into or exchangeable for Capital Stock of the Operating Partnership or any Parent Entity;
(16)(i) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of Parent or any of its Restricted Subsidiaries in exchange for, or out of the proceeds of, the substantially concurrent sale of Equity Interests of Parent or any of its Restricted Subsidiaries or contributions to the equity capital of Parent (other than any Disqualified Stock or any Equity Interests sold to a Restricted Subsidiary or to Parent) (collectively, including any such contributions, “Refunding Capital Stock”), (ii) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or to Parent) of Refunding Capital Stock, and (iii) the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any Parent Entity) in an aggregate amount no greater than the aggregate amount of dividends that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(17)the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Parent) of, Equity Interests of Parent (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Parent, with a sale or contribution being deemed to be substantially concurrent if the applicable Restricted Payment occurs within 120 days thereof; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of Section 4.06(a)(4)(C)(ii) hereof and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 hereof;
(18)the repayment, defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness or Disqualified Stock of Parent pursuant to a required Offer to Purchase arising from a Change of Control Triggering Event or Asset Sale, as the case may be; provided that such repayment, repurchase, redemption, acquisition or retirement occurs after all Notes tendered by Holders in connection with a related Offer to Purchase have been repurchased, redeemed or acquired for value in accordance with the applicable provisions of this Indenture;
(19)the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class of Disqualified Stock of Parent or the Operating Partnership or any Preferred Stock of any Restricted Subsidiary of Parent in accordance with Section 4.08 hereof.
(20)payments of intercompany Subordinated Indebtedness, the Incurrence of which was permitted under Section 4.08(d)(2); provided that no Default or Event of Default shall have occurred and be continuing (or would result therefrom);
(21)the declaration and payment of dividends and distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Parent or the Operating Partnership after the Issue Date; provided that the amount of dividends and distributions paid pursuant to this clause (21) shall not exceed the aggregate amount of cash actually received by Parent or the Operating Partnership from the sale of such Designated Preferred Stock; and provided further that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);
(22)Permitted Tax Payments;
(23)any payments required under a Tax Protection Agreement entered into by the Operating Partnership or a Parent Entity;
(24)the making of Restricted Payments to fund the cash payment to be made by a Parent Entity upon cash settlement or net share settlement of any forward sale agreements entered into by a Parent Entity in connection with the issuance of its Common Stock;

(25)payments of dividends to holders of Acceptable Preferred Equity Interests;
(26)other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (26) since the Issue Date at any time outstanding, not to exceed the greater of $285.0 million and an amount equal to 5.0% of Adjusted Total Assets of Parent as of the applicable date of determination; and
(27)other Restricted Payments; provided that at the time of, and after giving effect to, any such Restricted Payment, the ratio of Consolidated Total Debt to Consolidated EBITDA of Parent is no greater than 6.50 to 1.00 and no Default or Event of Default shall have occurred and be continuing (or would result therefrom).
For purposes of determining compliance with this Section 4.06, (A) a Restricted Payment or Permitted Investment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in this Section 4.06 or the definitions thereof (including with respect to the clauses set forth in the definition of “Cumulative Credit”) but may be permitted in part under any combination thereof and (B) in the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in this Section 4.06 or the definitions thereof (including with respect to the clauses set forth in the definition of “Cumulative Credit”), Parent may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such permitted Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in any manner that complies with this covenant and at the time of division, classification or reclassification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in this Section 4.06 or the definitions thereof (including with respect to the clauses set forth in the definition of “Cumulative Credit”). In the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) is divided, classified or reclassified in reliance on the Cumulative Credit, the determination of the amount of such Restricted Payment or Permitted Investment that may be made pursuant to the Cumulative Credit shall be made without giving Pro Forma effect to any substantially concurrent Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) divided, classified or reclassified under this Section 4.06 or the definitions thereof other than the Cumulative Credit or the Incurrence of Indebtedness to finance any such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof).
Section 4.07 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)Parent will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1)pay dividends or make any other distributions permitted by applicable law on any Equity Interests of such Restricted Subsidiary owned by the Operating Partnership or any of its Restricted Subsidiaries;
(2)pay any Indebtedness owed to the Operating Partnership or any other Restricted Subsidiary;
(3)make loans or advances to the Operating Partnership or any other Restricted Subsidiary; or
(4)transfer any of its property or assets to the Operating Partnership or any other Restricted Subsidiary.
(b)The restrictions in Section 4.07(a) hereof will not restrict or apply to any encumbrances or restrictions existing under, or by reason of or with respect to:
(1)this Indenture, the Notes and the Note Guarantees, and any other agreement, including the Credit Agreement, as the same are in effect on the Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that in the case of any such extensions, refinancings, renewals or replacements of such agreements, the related encumbrances or restrictions either (i) do not materially impair the ability of the Issuers to satisfy their obligations to make payments on the Notes when due (as determined in good faith by the Issuers) or (ii) are substantially similar to, or less restrictive than, in the aggregate, the encumbrances and restrictions set forth in the Credit Agreement;
(2)any applicable documents or instruments pertaining to any current or future Secured Debt permitted under this Indenture (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets or direct or indirect ownership of Persons obligated thereunder);
(3)applicable law, rule, regulation, order, approval, permit or similar restriction;
(4)encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth imposed under contracts entered into in the ordinary course of business or that arise in connection with Permitted Investments, including such restrictions imposed by customers or insurance, surety or bonding companies;
(5)with respect to a Foreign Subsidiary, entered into in the ordinary course of business or pursuant to the terms of Indebtedness of a Foreign Subsidiary that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture;
(6)any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business;

(7)agreements or instruments that prohibit the payment or making of dividends or other distributions other than on a pro rata basis;
(8)existing with respect to any Person or the property or assets of any Person acquired by Parent or any of its Restricted Subsidiaries or that otherwise becomes a Restricted Subsidiary, or with respect to any Person or the property or assets of any Person newly designated as a Restricted Subsidiary of the Operating Partnership, existing at the time of such acquisition or designation and not incurred solely in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of the Person other than the Person or the property or assets of the Person so acquired or designated;
(9)in the case of Section 4.07(a)(4):
(A)that restrict in a customary manner the subletting, assignment, license or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;
(B)existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Operating Partnership or any of its Restricted Subsidiaries not otherwise prohibited by this Indenture;
(C)existing under or by reason of ground leases, Finance Leases or purchase money obligations for property acquired that impose restrictions on that property; or
(D)arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Operating Partnership or any Restricted Subsidiary in any manner material to the Operating Partnership and its Restricted Subsidiaries taken as a whole;
(10)restrictions on transfer or assignment provisions in Management Agreements or Franchise Agreements;
(11)with respect to the Operating Partnership or a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, the Operating Partnership or such Restricted Subsidiary (including any restrictions on distributions or on the making of loans or advances by the Operating Partnership or that Restricted Subsidiary pending its sale or other disposition);

(12)the terms of any Indebtedness permitted to be Incurred under Section 4.08 hereof or any other agreement pursuant to which:
(A)the encumbrance or restriction, taken as a whole, is no more onerous in any material respect than is customary in comparable financings (as determined in good faith by Parent), and
(B)the encumbrances or restrictions do not (when taken as a whole) materially impair the ability of the Issuers to satisfy their obligations to make payments on the Notes (as determined in good faith by Parent);
(13)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited under this Indenture;
(14)(a) restrictions applicable to any Unrestricted Subsidiary or any non-Wholly Owned Restricted Subsidiary or Joint Venture (or the Equity Interests thereof) or which exist under or by reason of customary provisions contained in the governing agreements for any non-Wholly Owned Restricted Subsidiary or Joint Venture or (b) customary provisions in leases entered into in the ordinary course of business;
(15)which exist under or by reason of Permitted Liens that limit the right of the debtor to transfer or otherwise dispose of the assets subject to such Liens;
(16)Hedging Obligations;
(17)restricting in a customary manner the transfer, license or assignment of any licensing agreement or other contract (or otherwise relating to the assets subject thereto) entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business;
(18)which exist under or by reason of Contractual Obligations which (i) exist on the Issue Date and (ii) to the extent Contractual Obligations permitted by clause (i) are set forth in an agreement evidencing Indebtedness, any agreement evidencing any permitted modification, replacement, renewal, extension or Refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or Refinancing does not (when taken as a whole) materially impair the ability of the Issuers to satisfy their obligations to make payments on the Notes (as determined in good faith by Parent);
(19)any other encumbrances or restrictions so long as such encumbrances or restrictions do not materially impair the ability of the Issuers to satisfy their obligations to make payments on the Notes (as determined in good faith by Parent);

(20)customary negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 4.08;
(21)restrictions contained in any agreements related to a Project Financing, Qualified Non-Recourse Debt or Permitted Non-Recourse Guarantees;
(22)customary provisions in partnership agreements, limited liability company organizational governance documents, Joint Venture agreements, non-Wholly Owned Restricted Subsidiary agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, Joint Venture, non-Wholly Owned Restricted Subsidiary or similar Person or provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;
(23)provisions limiting the disposition or distribution of assets or property in Joint Venture agreements, asset sale agreements, sale leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Payment) entered into with the approval of Parent’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
(24)rights of first refusal and rights of first offer relating to Properties;
(25)any Permitted Sale Restrictions or Permitted Transfer Restrictions;
(26)contained in any trading, netting, operating, construction, service, supply, purchase, sale, or other agreement entered into in the ordinary course of business; provided such agreement restricts the encumbrance of solely the property or assets that are the subject of such agreement, the payment rights thereunder or the proceeds thereof;
(27)any Acceptable Preferred Equity Interests;
(28)any organizational documents of a REIT Subsidiary that are intended to ensure compliance with REIT requirements; and
(29)in connection with and pursuant to permitted extensions, Refinancings, renewals or replacements of restrictions imposed pursuant to clauses (1) through (28) of this Section 4.07(b); provided that the encumbrances and restrictions contained in any such extensions, Refinancings, renewals or replacements are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced and that do not materially impair the ability of the Issuers to satisfy their obligations to make payments on the Notes (as determined in good faith by the Operating Partnership);

Nothing contained in this Section 4.07 will prevent the Operating Partnership or any of its Restricted Subsidiaries from restricting the sale or other disposition of property or assets of the Operating Partnership or its Restricted Subsidiaries that secure Indebtedness of the Operating Partnership or any of its Restricted Subsidiaries. For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on common Equity Interests shall not be deemed a restriction on the ability to make distributions on Capital Stock, and (2) the subordination of loans or advances made to the Operating Partnership or any Restricted Subsidiary to other Indebtedness Incurred by the Operating Partnership or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Section 4.08 Incurrence of Indebtedness.
(a)Parent will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Indebtedness, on a Pro Forma Basis, the ratio of Consolidated Total Debt of Parent to Adjusted Total Assets of Parent would exceed 0.65 to 1.00.
(b)Parent will not, and will not permit any of its Restricted Subsidiaries to, Incur any Secured Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Secured Debt, on a Pro Forma Basis, the ratio of Consolidated Total Secured Debt of Parent to Adjusted Total Assets of Parent would exceed 0.45 to 1.00.
(c)Parent will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Indebtedness, on a Pro Forma Basis, the Interest Coverage Ratio of Parent would be less than 1.50 to 1.00; provided that, for so long as any Subsidiary of Parent Guarantees the Notes, the amount of additional Indebtedness that may be Incurred from and after the Issue Date by Restricted Subsidiaries that are not Subsidiary Guarantors under this clause (c) shall not exceed the greater of $430.0 million and an amount equal to 7.5% of Adjusted Total Assets in the aggregate for all such Restricted Subsidiaries at any time outstanding.
(d)Notwithstanding clauses (a), (b) and (c) of this Section 4.08, Parent or any of its Restricted Subsidiaries may Incur each and all of the following:
(1)Indebtedness of Parent or any of the Restricted Subsidiaries under Credit Facilities and letters of credit and bankers’ acceptances thereunder or in connection therewith (with letters of credit and bankers acceptances being deemed to have a principal amount equal to the face amount thereof), in an aggregate principal amount at any one time outstanding not to exceed the sum of (A) the greater of $2.0 billion and an amount equal to 35.0% of Adjusted Total Assets of Parent at any time outstanding plus (B) in the case of any Refinancing of any Indebtedness permitted under this clause (1) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection with such Refinancing;

(2)intercompany Indebtedness between or among Parent and any of its Restricted Subsidiaries; provided, however, that:
(A)if either Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of either Issuer, or the Note Guarantee, in the case of a Guarantor; and
(B)(x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent or a Restricted Subsidiary of Parent and (y) any sale or other transfer of any such Indebtedness to a Person that is neither Parent nor a Restricted Subsidiary of Parent, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.08(d)(2)(B);
(3)the Notes issued on the Issue Date and any Note Guarantees thereof;
(4)Existing Indebtedness;
(5)Indebtedness (i) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, or (ii) constituting an amendment, modification or supplement to or a deferral or renewal of other outstanding Indebtedness (any such action, to “Refinance” or a “Refinancing”), in each case that was incurred under the provisions of paragraph (a), (b) or (c) of this covenant or clauses (3), (4), (5), (7), (8), (9), (11), (13), (14), (20), (21) or (23) of this Section 4.08(d), in an amount not to exceed the amount so Refinanced plus the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums, customary reserves required to be funded and maintained in connection with such Indebtedness and other costs and expenses Incurred in connection with such refinancing; provided that Indebtedness will be permitted under this clause(5) only if:
(A)such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be Refinanced is contractually subordinated to the Notes, if applicable;

(B)such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not have a final maturity date or redemption date, as applicable, prior to the earlier of (1) the Stated Maturity of the Indebtedness to be Refinanced, or (2) the date that is 91 days after the Stated Maturity of the Notes, and the Average Life of such new Indebtedness is at least equal to the earlier of (1) the remaining Average Life of the Indebtedness to be Refinanced, or (2) 91 days more than the Average Life of the Notes; and
(C)such Indebtedness is not incurred by a Restricted Subsidiary of Parent (other than a Guarantor or the Operating Partnership) if the Operating Partnership is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
provided further, that in no event may Indebtedness of the Issuer or a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the Notes or such Subsidiary Guarantor’s Note Guarantee, as applicable, be Refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (5);
(6)obligations (contingent or otherwise) existing or arising under any Hedging Obligations, Permitted Bond Hedge Transactions or Swap Contracts entered into for purposes that are not speculative;
(7)(A) Finance Leases, synthetic lease obligations, purchase money obligations or mortgage financings Incurred after the Issue Date and (B) Indebtedness secured by purchase money Liens, in an aggregate outstanding principal amount for clauses (A) and (B) on a combined basis Incurred from and after the Issue Date not to exceed the greater of $145.0 million and an amount equal to 2.5% of Adjusted Total Assets of Parent at any time outstanding; provided, however, that, subject to clause (g), any Refinancing Incurred under clause (5) above in respect of such Indebtedness shall be deemed to have been Incurred under this clause (7) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (7);
(8)Indebtedness of Parent, to the extent the net proceeds therefrom are promptly:
(A)used to purchase Notes tendered in a Change of Control Offer made as a result of a Change of Control Triggering Event; or
(B)deposited to defease or discharge the Notes as described in Article 8 and Article 11 hereof;

(9)Indebtedness Incurred in connection with any Sale and Leaseback Transaction;
(10)any Guarantee by Parent or any of its Restricted Subsidiaries of Indebtedness of Parent or a Restricted Subsidiary of Parent to the extent that the Guaranteed Indebtedness was permitted to be Incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed; provided further that any such Guarantees by Parent, any Issuer or any Subsidiary Guarantor of any Indebtedness of any Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor is subordinated in right of payment to the obligations of Parent, the Issuers and the Subsidiary Guarantors under the Notes and the Guarantees, respectively;
(11)Guarantees issued by Parent or any of its Restricted Subsidiaries of any Indebtedness of Joint Ventures or Unrestricted Subsidiaries Incurred from and after the Issue Date in an amount not to exceed the greater of $115.0 million and 2.0% of Adjusted Total Assets of Parent at any time outstanding, if both before and after giving effect to the Incurrence of each such Guarantee, no Default or Event of Default has occurred or is continuing; provided, however, that, subject to clause (g), any Refinancing Incurred under clause (5) above in respect of such Indebtedness shall be deemed to have been Incurred under this clause (11) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (11);
(12)Indebtedness of Parent or any of its Restricted Subsidiaries supported by a letter of credit issued under any Credit Facilities in an aggregate principal amount not to exceed the stated amount of such letter of credit (but which stated amount may include the amount of any anticipated premiums, expenses (including upfront fees and original issue discount) and any accretion in the principal amount thereof);

(13)Indebtedness (A) of a Person outstanding on the date of any acquisition of such Person, including through the acquisition of a Person that becomes a Restricted Subsidiary or is acquired by, or merged or consolidated with or into, Parent or any Restricted Subsidiary, or that is assumed by Parent or any Restricted Subsidiary in connection with any such acquisition (other than Indebtedness Incurred by such Person in connection with, or contemplation of, such acquisition, merger or consolidation), (B) Incurred to provide all or any portion of the funds utilized to acquire, or to consummate the transaction or series of related transactions in connection with or in contemplation of any acquisition, of a Person that becomes a Restricted Subsidiary, (C) assumed in connection with an Asset Acquisition by Parent or a Restricted Subsidiary or (D) Incurred in connection with any Investment in a third party permitted under this Indenture, in each case under this clause (13), as long as immediately after giving effect thereto, either (i) the Interest Coverage Ratio on a Pro Forma Basis would be at least 1.50 to 1.0 or (ii) the Interest Coverage Ratio on a Pro Forma Basis would be greater than or equal to the actual Interest Coverage Ratio immediately prior to such acquisition, Incurrence or assumption, in each case under this clause (13), with the Interest Coverage Ratio calculated in accordance with clause (c) above;
(14)Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, together with any other Indebtedness Incurred from and after the Issue Date pursuant to this clause (14) or clause (c) above by such Restricted Subsidiaries, in an amount not to exceed the greater of $460.0 million and an amount equal to 8.0% of Adjusted Total Assets of Parent in the aggregate for all such Restricted Subsidiaries at any time outstanding; provided, however, that, subject to clause (g), any Refinancing Incurred under clause (5) above in respect of such Indebtedness shall be deemed to have been Incurred under this clause (14) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (14);
(15)Indebtedness:
(A)arising from agreements providing for indemnification, adjustment of purchase or acquisition price, earn outs or similar obligations Incurred or assumed to the extent permitted as an Investment under the definition of “Permitted Investments” below, or arising from the disposition of any business, assets or Capital Stock of a Restricted Subsidiary not prohibited by this Indenture;
(B)arising from contingent liabilities in respect of any indemnification, adjustment of purchase price, non-compete, consulting, deferred taxes and similar obligations of Parent and its Restricted Subsidiaries Incurred in connection with acquisitions;

(C)owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, unemployment, health, disability or other employee benefits or Property, casualty or liability insurance to Parent or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case in the ordinary course of business or consistent with past practice or industry practices; or
(D)in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case in the ordinary course of business or consistent with past practice or industry practices;
(16)Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments and trade letters of credit in the ordinary course of business or consistent with past practice or industry practice;
(17)Indebtedness of Parent or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply agreements, in each case incurred in the ordinary course of business;
(18)Indebtedness Incurred pursuant to or in connection with the terms of any tax matters or tax sharing agreement, employee matters agreement, transition services agreement, corporate services agreement or other similar agreement;
(19)to the extent constituting Indebtedness, agreements to pay service fees to professionals (including architects, engineers and designers) in furtherance of and/or in connection with any project, in each case to the extent such agreements and related payment provisions are reasonably consistent with commonly accepted industry practices as determined in good faith by Parent (provided that no such agreements shall give rise to Indebtedness for borrowed money);
(20)(i) any Qualified Non-Recourse Debt and/or any Project Financing Incurred from and after the Issue Date at any time outstanding in an aggregate outstanding principal amount not to exceed (a) an aggregate amount not to exceed the greater of $460.0 million and an amount equal to 8.0% of Adjusted Total Assets of Parent plus (b) in respect of Qualified Non-Recourse Debt incurred solely to finance the acquisition or continued ownership of any Related Business, an aggregate amount not to exceed the greater of $715.0 million and an amount equal to 12.5% of Adjusted Total Assets of Parent; provided, however, that, subject to clause (g), any Refinancing Incurred under clause (5) above in respect of such Indebtedness shall be deemed to have been Incurred under this clause (20) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (20);
(21)Indebtedness Incurred to fund any payments required under a Tax Protection Agreement entered into by the Operating Partnership or Parent;

(22)Permitted Government Revenue Bond Indebtedness; and
(23)other Indebtedness Incurred from and after the Issue Date not to exceed at any time outstanding the greater of $285.0 million and 5.0% of Adjusted Total Assets of Parent as of the date of such Incurrence; provided, however, that subject to clause (g), any Refinancing Incurred under clause (5) above in respect of such Indebtedness shall be deemed to have been Incurred under this clause (23) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (23).
(e)For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. Notwithstanding any other provision of this Indenture, the maximum amount of Indebtedness that Parent or any of its Restricted Subsidiaries may Incur shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.
(f)For purposes of determining any particular amount of Indebtedness under this Section 4.08, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount will not be included (i.e., there will be no double-counting).
(g)For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses of Section 4.08(d) or is Incurred in compliance with Section 4.08(a) through (c), as applicable, Parent, in its sole discretion, may classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such categories; provided that Parent may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later reclassify all or a portion of such item of Indebtedness, in any manner that complies within this Section 4.08. Notwithstanding the foregoing, any Indebtedness under the Credit Agreement outstanding on the Issue Date will at all times be treated as Incurred on the Issue Date in reliance on the exception provided by clause (d)(1) of this Section 4.08.
(h)The amount of any Indebtedness outstanding as of any date will be:
(1)the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A)the Fair Market Value of such assets at the date of determination; and
(B)the amount of the Indebtedness of the other Person.
(i)At the time of Incurrence, classification or reclassification, Parent or the applicable Restricted Subsidiary will be entitled to divide an item of Indebtedness and classify each portion of the Indebtedness in separate categories of Indebtedness permitted by (A) Section 4.08(a) through (c) or (B) Section 4.08(d)(1) through (23) (or any portion thereof) without giving Pro Forma effect to the Indebtedness Incurred, classified or reclassified pursuant to any other clause or paragraph of this covenant (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred, classified or reclassified pursuant to any such clause or paragraph (or any portion thereof) at such time; provided that, for any Indebtedness Incurred, classified or reclassified in reliance on a category of permitted Indebtedness involving the calculation of a ratio, such Indebtedness will be included in the calculation of such ratio at the time of such Incurrence, classification or reclassification.
(j)In connection with (x) the Incurrence or issuance, as applicable, of revolving loan Indebtedness under this covenant or (y) any commitment to Incur or issue Indebtedness under this covenant, Parent or the applicable Restricted Subsidiary may designate such Incurrence or issuance as having occurred on the date of first Incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual Incurrence or issuance will be deemed for all purposes under this Indenture to have been Incurred or issued on such Deemed Date, including without limitation for purposes of calculating the Interest Coverage Ratio, usage of any baskets hereunder (if applicable), the ratio of consolidated Indebtedness to Adjusted Total Assets of Parent, the ratio of consolidated Secured Debt to Adjusted Total Assets of Parent, and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination of such commitments shall be made on a Pro Forma Basis after giving effect to the deemed Incurrence or issuance and related transactions in connection therewith).
Section 4.09 Asset Sales.
(a)Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:
(1)the consideration received by Parent or such Restricted Subsidiary (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale is at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of, and

(2)at least 75% of the consideration received in the Asset Sale by Parent or such Restricted Subsidiary (considered together on a cumulative basis, with all consideration received by Parent or such Restricted Subsidiary in respect of other Asset Sales consummated since the Issue Date) consists of cash or Cash Equivalents or Replacement Assets or a combination of cash, Cash Equivalents and Replacement Assets; provided that, with respect to the sale of one or more Properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of such Properties so long as such Indebtedness is secured by a first priority Lien on the Properties sold; provided further that, for purposes of this clause (2), the following will be deemed to be cash:
(A)any liabilities of Parent or any such Restricted Subsidiary (other than contingent liabilities and Subordinated Indebtedness) that are assumed by the transferee of any such assets and for which either (a) Parent and any such Restricted Subsidiaries have been validly released by the creditors or (b) the transferee and/or an Affiliate thereof has agreed in writing to fully indemnify Parent or such Restricted Subsidiaries;
(B)any securities, evidences of Indebtedness, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the consummation of such Asset Sale (to the extent of the cash or Cash Equivalents received in that conversion);
(C)any Capital Stock or assets of the kind referred to in in clause (2) of the immediately succeeding paragraph; and
(D)any Designated Non-cash Consideration received by Parent or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of $285.0 million and an amount equal to 5.0% of Adjusted Total Assets of Parent (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
(b)Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, Parent or one or more of its Restricted Subsidiaries may apply an amount equal to the amount of such Net Cash Proceeds at its option to any combination of the following:
(1)to repay, repurchase or redeem any Senior Debt; or

(2)make (A) an investment in or acquisition of any one or more Replacement Assets, (B) capital expenditures, (C) an Investment in (provided such Investment is in the form of Capital Stock), or acquire all or substantially all of the assets of, a Person engaged in a Related Business if such Person is, or will become as a result thereof, a Restricted Subsidiary; or (D) an acquisition of other assets of a nature or type that are used in or useful to the business of Parent or any of its Restricted Subsidiaries existing on the date of such investment, capital expenditure or acquisition.
provided, that the requirement set forth in Section 4.09(b)(2) shall be deemed to be satisfied if a bona fide binding contractual commitment to make the acquisition or capital expenditure referred to therein is entered into by Parent or any of its Restricted Subsidiaries with a Person other than an Affiliate of Parent within the time period specified in the preceding paragraph and such Net Cash Proceeds are subsequently applied in accordance with such commitment within 270 days following the date such commitment is entered into.
Pending the application of any such Net Cash Proceeds as described above, Parent may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

(c)An amount equal to the Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the second and third paragraphs of this Section 4.09 will constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 4.09 totals more than the greater of $100.0 million and 1.5% of Adjusted Total Assets of Parent, the Operating Partnership must commence, not later than 20 Business Days thereafter, and consummate an offer (an “Asset Sale Offer”) to all Holders and all holders of other Indebtedness of the Operating Partnership that ranks pari passu in right of payment with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem such Indebtedness with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis (subject to adjustments to maintain the authorized denominations for the Notes), the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Notes and other Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to but excluding the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Parent or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by Parent so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)The Operating Partnership will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, or compliance with this Section 4.09 would constitute a violation of any such laws or regulations, the Operating Partnership will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.
(e)In the event that, pursuant to the preceding provisions of this Section 4.09, the Issuers are required to commence an Asset Sale Offer, the Issuers will follow the procedures specified below.
(1)The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness of the Operating Partnership that ranks pari passu in right of payment with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Operating Partnership will apply all Excess Proceeds (the “Offer Amount”) to the purchase of the Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
(2)If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
(3)Upon the commencement of an Asset Sale Offer, the Operating Partnership will send a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
(A)that the Asset Sale Offer is being made pursuant to this Section 4.09 and the length of time the Asset Sale Offer will remain open;
(B)the Offer Amount, the purchase price and the Purchase Date;
(C)that any Note not tendered or accepted for payment will continue to accrue interest;

(D)that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;
(E)that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or integral multiples of $1,000 in excess thereof;
(F)that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Operating Partnership, a Depositary, if appointed by the Operating Partnership, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(G)that Holders will be entitled to withdraw their election if the Operating Partnership, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a letter or electronic transmission setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(H)that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Operating Partnership will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Operating Partnership so that only Notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 will be purchased); and
(I)that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(4)On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Operating Partnership in accordance with the terms of this Section 4.09. The Operating Partnership, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Operating Partnership for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Operating Partnership to the Holder thereof. The Operating Partnership will publicly announce the results of the Asset Sale Offer on the Purchase Date.

(f)In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept an Asset Sale Offer and the Operating Partnership purchases all of the Notes held by such Holders, the Operating Partnership will have the right set forth in Section 3.07(d) to redeem all of the Notes that remain outstanding.
(g)Any purchase of the Notes in connection with an Asset Sale Offer may, at the Issuers’ option, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Asset Sale or other transaction or event, as the case may be, and notice of such purchase may be given prior to the completion or the occurrence of the related Asset Sale or other transaction or event. In addition, if such purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the date of purchase may be delayed until such time (including more than 60 days after the date the notice of purchase was sent) as any or all such conditions shall be satisfied, or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the date of purchase, or by the date of purchase as so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied. In addition, the Issuers may provide in such notice that payment of the purchase price and performance of its obligations with respect to such purchase may be performed by another Person. In any such case, the Issuers shall provide prompt written notice to the Trustee at least two Business Days prior to the purchase date rescinding such purchase in the event that any such conditions precedent shall not have been (or will not be) satisfied, and such purchase and notice of purchase shall then be rescinded and of no force and effect.
Sections 4.10 Transactions with Affiliates.
(a)Parent will not, and will not permit any of its Restricted Subsidiaries to make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of Parent (other than transactions between or among any Parent Entity, the Operating Partnership and the Restricted Subsidiaries), in each case, involving consideration in excess of the greater of $35.0 million and 0.60% of Adjusted Total Assets of Parent in the aggregate (an “Affiliate Transaction”) for any transaction or series of related transactions, unless the Affiliate Transaction is upon terms and conditions (taken as a whole) that are not materially less favorable to Parent or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate.

(b)The following items will be deemed to not be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;
(2)any transaction with a Person (other than an Unrestricted Subsidiary of Parent) that is an Affiliate of Parent or any of its Restricted Subsidiaries solely because Parent or any of its Restricted Subsidiaries owns, directly or indirectly, an Equity Interest in, or controls, such Person;
(3)(i) license or lease agreements with any Unrestricted Subsidiary or Joint Venture on terms which, taken as a whole together with all related transactions with such Unrestricted Subsidiary or Joint Venture, are commercially reasonable, (ii) other agreements and transactions in the ordinary course of business (and reasonable extensions of such course of business) with, or for the benefit of, any Unrestricted Subsidiary or Joint Venture on terms that are commercially reasonable or which are materially consistent with the past practices of the Operating Partnership, and (iii) any agreement by an Unrestricted Subsidiary or Joint Venture to pay management, development or other similar fees to the Operating Partnership or a Restricted Subsidiary, directly or indirectly, relating to the provision of management services, overhead, sharing of customer lists and customer loyalty programs;
(4)(i) the issuance, sale or transfer, and transactions related to the issuance, sale or transfer, of Equity Interests of Parent to any Parent Entity or any Affiliate thereof, including in connection with capital contributions by such Parent Entity or any Affiliate thereof to Parent or any of its Restricted Subsidiaries, (ii) capital contributions by any Parent Entity to Parent or any Restricted Subsidiary and (iii) redemptions, repurchases, and retirement of Equity Interests of Parent or any of its Subsidiaries;
(5)director’s fees and any employment, consulting, service, severance or termination agreement, or reasonable and customary indemnification arrangements, or employee benefit plans, entered into by Parent (or any Parent Entity) or any of its Restricted Subsidiaries with officers, directors, employees and consultants of Parent (or any Parent Entity) or its Restricted Subsidiaries that are Affiliates of Parent or its Subsidiaries and the payment of compensation, awards, grants, customary fees, perquisites and fringe benefits and the issuance of securities of Parent or any Parent Entity or any of its Subsidiaries to such officers, directors, employees and consultants (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case (i) in the ordinary course of business, (ii) pursuant to arrangements in effect on the Issue Date or (iii) as may be approved by the Compensation Committee of the Board of Directors of Parent;

(6)the payment of fees, commission, payroll, reasonable out of pocket costs, travel and similar advances or loans (including payment or cancellation thereof) or reimbursement of expenses (including, without limitation, expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business) to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Operating Partnership (or any Parent Entity) and its Subsidiaries to the extent attributable to the ownership, management or operation of the Operating Partnership (or any Parent Entity) and its Subsidiaries, in each case (i) in the ordinary course of business, (ii) pursuant to arrangements in effect on the Issue Date or (iii) as may be approved by the Compensation Committee of the Board of Directors of Parent;
(7)(i) any Restricted Payments not prohibited by Section 4.06, or any Permitted Investments, (ii) the Incurrence of any Indebtedness permitted under clauses (2), (4), (5), (7), (10), (11), (12), (13), (14), (15), (18) and (21) of Section 4.08(d), (iii) any sales or other dispositions of assets that do not constitute “Asset Sales” pursuant to the first sentence of such definition, and (iv) the Incurrence of any Liens constituting “Permitted Liens” pursuant to clauses (2), (3), (5) through (32), (37), (39), (51), (52), (53), (59) and (60) of such definition;
(8)(i) the exercise by the Operating Partnership of rights under derivative securities linked to Equity Interests underlying Convertible Indebtedness or similar products purchased by the Operating Partnership or Parent in connection with the issuance of Convertible Indebtedness and (ii) any termination fees or similar payments in connection with the termination of warrants or other Equity Interests issued in connection with such Convertible Indebtedness;
(9)transactions effected in accordance with the terms of the agreements in effect on the Issue Date, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less favorable to Parent and its Restricted Subsidiaries than the agreement so amended or replaced;

(10)agreements with Joint Ventures and Unrestricted Subsidiaries to facilitate arrangements related to (i) easements, exceptions, reservations, condominium documents or other agreements or documents for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, traffic signals, drainage, irrigation, water, electricity and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which individually or in the aggregate do not materially burden or impair the Fair Market Value or use of such Property for the purposes for which it is or may reasonably be expected to be held or (ii) easements, exceptions, reservations, condominium documents or other agreements or documents for the purpose of facilitating the joint or common use of Property in or adjacent to a neighboring development, timeshare or residential property, shopping center, office building, utility company, public facility or other projects affecting Property which individually or in the aggregate do not materially burden or impair the Fair Market Value or use of such Property for the purposes for which it is or may reasonably be expected to be held;
(11)(i) leases or subleases not interfering in any material respect with the ordinary conduct of the business of Parent and its Restricted Subsidiaries (which includes operating subleases), (ii) licenses or sublicenses of Intellectual Property made in the ordinary course of business, and (iii) termination of leases and Hedging Obligations in the ordinary course of business or consistent with past or industry practice;
(12)entry into and transactions pursuant to Tax Protection Agreements or any amendment, modification or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not in the good faith determination of Parent, materially less favorable to Parent and the Restricted Subsidiaries than the original agreement;
(13)amendments to the trust agreement of Parent or the limited partnership agreement of the Operating Partnership or any organizational document of any of Parent’s Restricted Subsidiaries, in each case that are not adverse to the interests of the Holders in any material respect;
(14)(i) the exercise by the Operating Partnership of rights under derivative securities linked to Equity Interests underlying Convertible Indebtedness or similar products purchased by the Operating Partnership or a Parent Entity in connection with the issuance of Convertible Indebtedness and (ii) any termination fees or similar payments in connection with the termination of warrants or other Equity Interests issued in connection with such Convertible Indebtedness;

(15)transactions between Parent or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of Parent, a Restricted Subsidiary or a Parent Entity, and such director is the sole cause for such other Person to be deemed an Affiliate of Parent or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of Parent on any transaction with such other Person;
(16)payments to an Affiliate in respect of any Indebtedness of Parent or any of its Restricted Subsidiaries on the same basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates;
(17)(a) guarantees by Parent or any of its Restricted Subsidiaries of performance of obligations of its Unrestricted Subsidiaries, and (b) pledges by Parent or any of its Restricted Subsidiaries of Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of Unrestricted Subsidiaries;
(18)in the case of contracts in respect of any Related Business entered into in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to Parent and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in either case in the reasonable determination of the Board of Directors of Parent or an officer thereof; and
(19)transactions (A) approved by (i) a majority of the disinterested members of the Board of Directors of Parent or (ii) a majority of either the Nominating and Corporate Governance Committee or the Compensation Committee (or any successor committees with substantially the same responsibilities) of Parent constituted as set forth in the bylaws of Parent (as in effect from time to time) or (B) for which Parent or any of its Restricted Subsidiaries delivers to the Trustee a written opinion of an independent qualified real estate appraisal firm or an accounting, appraisal or investment banking firm of national standing, stating that such transaction is fair to Parent or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.10(a) hereof.
Notwithstanding the foregoing, any transaction or series of related transactions covered by Section 4.10(a) hereof and not covered by Section 4.10(b)(1) through (19) hereof the aggregate amount of which exceeds the greater of $70.0 million and 1.20% of Adjusted Total Assets in value must be approved or determined to be fair in the manner provided for in Section 4.10(b)(19)(A) or (B) hereof.

Section 4.11 Liens.
Parent will not, and will not permit any of its Restricted Subsidiaries to, create, Incur, assume or otherwise cause to become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless (i) in the case of Liens securing Subordinated Indebtedness, the Notes and the Note Guarantees are secured by a Lien on such property or assets that is senior in priority to such Liens, or (ii) in all other cases, the Notes and the Note Guarantees are secured on an equal and ratable basis with the Indebtedness so secured, in each case, until such time as such Indebtedness is no longer secured by a Lien.
Any Lien securing the Notes or Note Guarantees created pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the unconditional release and discharge of the initial Lien whose existence resulted in the creation of such Lien securing the Notes or Note Guarantees.
For purposes of determining compliance with this Section 4.11, in the event that any Lien meets the criteria of more than one of the types of Liens described under the definition of “Permitted Liens,” Parent, in its sole discretion, may classify such Lien in one such type of Permitted Liens; provided that Parent may divide and classify a Lien in one or more of the types of Permitted Liens and may later reclassify all or a portion of such Lien, in any manner that complies within this Section 4.11.
Section 4.12 Repurchase of Notes Upon Change of Control Triggering Event.
(a)If a Change of Control Triggering Event occurs, each Holder will have the right, except as provided below, to require the Operating Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Section 4.12. In the Change of Control Offer, the Operating Partnership will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Change of Control Purchase Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Operating Partnership will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
(1)that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes properly tendered prior to the expiration date set forth in the notice will be accepted for payment;
(2)the purchase price and the expiration date of the Change of Control Offer, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent;

(3)that any Note not tendered will continue to accrue interest;
(4)that, unless the Operating Partnership defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date;
(5)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;
(6)that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a letter or electronic transmission setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7)that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
(b)Promptly following the expiration of the Change of Control Offer, the Operating Partnership will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Operating Partnership will, on the Change of Control Purchase Date:
(1)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(2)deliver or cause to be delivered to the Trustee the Notes accepted for payment, together with an Officer’s Certificate stating the aggregate principal amount of such Notes or portions of Notes being purchased by the Operating Partnership.
The Paying Agent will promptly mail or wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Purchase Date unless the Operating Partnership defaults in making the Change of Control Payment. The Operating Partnership will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(c)Subject to Section 4.12(d), the provisions described above that require the Operating Partnership to make a Change of Control Offer following a Change of Control Triggering Event will be applicable regardless of whether any other provisions of this Indenture are applicable.
(d)The Operating Partnership will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Operating Partnership and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase, (2) an irrevocable notice of redemption of all outstanding Notes has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, the Operating Partnership has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.
(e)Notwithstanding anything to the contrary contained herein, a Change of Control Offer or an Alternate Offer may be made in advance of a Change of Control and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made. The closing date of any such Change of Control Offer or Alternate Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control; provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is sent as described in the first paragraph of this Section 4.12(a) hereof.
(f)In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Operating Partnership (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Operating Partnership as described in Section 4.12(d) hereof) purchases all of the Notes held by such Holders, the Operating Partnership will have the right set forth in Section 3.07(e) to redeem all of the Notes that remain outstanding.
(g)The Operating Partnership will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Operating Partnership will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue of its compliance with such securities laws or regulations.

(h)Any purchase of the Notes in connection with a Change of Control Offer or another transaction (or series of related transactions) or event, including any financing, Alternate Offer may, at the Issuers’ option, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the Change of Control Triggering Event or other transaction or event, as the case may be, and notice of such purchase may be given prior to the completion or the occurrence of the related Change of Control Triggering Event or other transaction or event. In addition, if such purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the date of purchase may be delayed until such time (including more than 60 days after the date the notice of purchase was sent) as any or all such conditions shall be satisfied, or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the date of purchase, or by the date of purchase as so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied. In addition, the Issuers may provide in such notice that payment of the purchase price and performance of its obligations with respect to such purchase may be performed by another Person. In any such case, the Issuers shall provide prompt written notice to the Trustee at least two Business Days prior to the purchase date rescinding such purchase in the event that any such conditions precedent shall not have been (or will not be) satisfied, and such purchase and notice of purchase shall then be rescinded and of no force and effect.
Section 4.13    Limitation on Issuances of Guarantees by Subsidiary Guarantors.
Parent will not permit any Subsidiary Guarantor to Guarantee, directly or indirectly, any Indebtedness of the Operating Partnership or any Subsidiary Guarantor (“Guaranteed Indebtedness”), unless:
(1)if the Guaranteed Indebtedness ranks equally in right of payment with the Notes or a Note Guarantee, the Guarantee of such Guaranteed Indebtedness will rank equally with, or subordinate to, the Note Guarantee; or
(2)if the Guaranteed Indebtedness is subordinate in right of payment to the Notes or a Note Guarantee, the Guarantee of such Guaranteed Indebtedness will be subordinated in right of payment to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee.
Section 4.14    Suspension of Covenants.
(a)    If, on any date following the Issue Date, (i) a Ratings Event has occurred and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (a “Suspension Event”), Parent and its Restricted Subsidiaries will automatically be no longer be subject to the Suspendible Provisions unless and until a Reversion Event (as defined below) occurs.

(b)    After a Suspension Event, on the first date when a Reversion Event occurs (such date, a “Reversion Date”), Parent and its Restricted Subsidiaries will become subject to the Suspendible Provisions. “Reversion Event” means the failure to have an Investment Grade Rating.
(c)    The Issuers shall promptly upon its occurrence deliver to the Trustee, an Officer’s Certificate notifying the Trustee of the occurrence of any Suspension Event or Reversion Event, the date thereof and identifying the suspended covenants. The Trustee shall not have any obligation to monitor the ratings of the Notes or the occurrence or dates of any Suspension Event or Reversion Event and may rely conclusively on such Officer’s Certificate. The Trustee shall not have any obligation to notify the Holders of the occurrence or dates of any Suspension Event or Reversion Event, but may provide a copy of such Officer’s Certificate to any Holder of Notes upon request.
(d)    On each Reversion Date, all Indebtedness Incurred during the period starting upon the occurrence of a Suspension Event and ending upon the occurrence of a Reversion Event (such period, a “Suspension Period”) shall be classified as having been Incurred pursuant to Section 4.08 hereof (to the extent such Indebtedness would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.08 hereof, such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.08(d)(4) hereof. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.06 hereof shall be made as though such covenant had been in effect since the Issue Date and prior, but not during, the Suspension Period; provided that any Subsidiaries designated as Restricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to Parent’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with this Indenture). Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.06 hereof. No Default or Event of Default shall be deemed to have occurred on the Reversion Date as a result of any actions taken by Parent or its Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, Parent shall comply with the terms of Section 4.17 hereof.
(e)    For purposes of Section 4.09 hereof, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.
(f)    Notwithstanding the foregoing, from and after the occurrence of a Suspension Event, compliance with Section 4.11 shall be determined as if Section 4.08 remained in effect.

Section 4.15    Maintenance of Total Unencumbered Assets.
Parent and its Restricted Subsidiaries shall, at all times, maintain Total Unencumbered Assets as of the end of each Fiscal Quarter of not less than 150.0% of the aggregate outstanding principal amount of Parent’s and its Restricted Subsidiaries’ Unsecured Debt as of the end of each Fiscal Quarter, all calculated on a consolidated basis in accordance with GAAP.
Section 4.16    Restrictions on Activities of Finance Corp.
Finance Corp. shall not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of capital stock to the Operating Partnership, the Incurrence of Indebtedness as a co-issuer, co-obligor or guarantor of Indebtedness Incurred by the Operating Partnership (including without limitation the Notes) that is permitted to be Incurred by the Operating Partnership in accordance with Section 4.08, and activities incidental thereto.
Section 4.17    Additional Subsidiary Guarantors.
Parent will cause each Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor and that Guarantees any Indebtedness of Parent, an Issuer or any Subsidiary Guarantor under a Credit Facility or any Capital Markets Indebtedness of Parent, an Issuer or any other Subsidiary Guarantor to execute and deliver to the Trustee, within 30 days of such Guarantee, a supplemental indenture substantially in the form of Exhibit F hereto, pursuant to which such Restricted Subsidiary shall Guarantee the Obligations of the Operating Partnership pursuant to this Indenture and the Notes, and thus become a Subsidiary Guarantor bound by the Note Guarantee provisions of this Indenture; provided that this Section 4.17 shall not apply as a result of any Guarantee by any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or to any Guarantee by any Restricted Subsidiary of Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor outstanding as of the Issue Date or any Refinancing thereof to the extent required by the terms of such Indebtedness. If required to become a Subsidiary Guarantor pursuant to the immediately preceding sentence, such Restricted Subsidiary shall, at the time of delivery to the Trustee of such supplemental indenture, also deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary.
Notwithstanding the foregoing, each Note Guarantee will be automatically released pursuant to Section 10.05 hereof.

Section 4.18    Limited Condition Transactions.
In connection with any Limited Condition Transaction (including any financing thereof), at Parent’s election, (a) compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the date a definitive agreement for such Limited Condition Transaction is entered into (the “effective date”) and not as of any later date as would otherwise be required under this Indenture, and (b) any calculation contemplated by Section 4.08 or any amount based on any other calculation or determination under any basket or ratio under this Indenture, may be made as of such effective date, giving Pro Forma effect to such Limited Condition Transaction and any related transactions (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the effective date. If Parent makes such an election, any subsequent calculation of any such ratio, basket and/or percentage (unless the definitive agreement for such Limited Condition Transaction expires or is terminated without its consummation) shall be calculated on an equivalent Pro Forma Basis. Notwithstanding the foregoing, the Issuers may at any time withdraw any election made hereunder. Furthermore, (a) if financial statements for one or more subsequent Fiscal Quarters shall have become available, the Operating Partnership may elect, in its sole discretion, to re-determine all such calculations, baskets or ratios on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable effective date for purposes of such calculations, baskets or ratios or (b) if any ratios or calculations improve or baskets increase, such improved ratios, calculations or baskets may be utilized.
ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Consolidation and Sale of Assets.
Each of Parent, the Operating Partnership and Finance Corp. will not (a) consolidate or merge with or into another Person (regardless of whether such obligor is the surviving Person), or (b) sell, convey, transfer or otherwise dispose (collectively, a “transfer”) of all or substantially all of its properties and assets in one or more related transactions, to another Person, unless:
(1)either (a) such obligor is the surviving Person, or (b) the Person (if other than such obligor) formed by such consolidation or into which such obligor is merged or that acquired such property and assets is an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof (such Person, the “Successor Company”) and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such obligor with respect to the Notes and under this Indenture; provided, that so long as the Operating Partnership is not a corporation, any Successor Company to Finance Corp. must be a corporation;
(2)immediately after giving effect to such transaction, no Default or Event of Default exists;

(3)in the case of any such transaction involving Parent or the Operating Partnership, immediately after giving effect to such transaction and any related financing transaction on a Pro Forma Basis, Parent, the Operating Partnership, or any Successor Company, as the case may be, (A) could Incur at least $1.00 of additional Indebtedness in compliance with both Section 4.08(a) and (c) hereof or (B) has a ratio of consolidated Indebtedness to Adjusted Total Assets that is no higher than the ratio of consolidated Indebtedness to Adjusted Total Assets of the Operating Partnership immediately before giving effect to the transaction and any related Incurrence of Indebtedness; and
(4)if such obligor will not be the continuing Person, the Operating Partnership delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this provision.
Notwithstanding the foregoing, compliance with this Article 5 will not be required with respect to (1) any statutory conversion of Parent or the Operating Partnership to another form of entity or (2) any transfer of properties or assets between or among Parent and its Restricted Subsidiaries. Section 5.01(2) and Section 5.01(3) hereof will not apply to any merger or consolidation of Parent or the Operating Partnership (x) with or into a Restricted Subsidiary for any purpose or (y) solely for the purpose of reorganizing Parent or the Operating Partnership in another jurisdiction within the United States.
Notwithstanding anything in this Indenture to the contrary, in the event the Operating Partnership becomes a corporation or the Operating Partnership or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of this Indenture) is a corporation, Finance Corp. may be merged into the Operating Partnership or it may be dissolved and cease to be an issuer of the Notes without thereby causing a Default or Event of Default
Section 5.02    Successor Corporation Substituted.
Upon any consolidation or merger of Parent, the Operating Partnership or Finance Corp. with or into another Person in which such obligor is not the surviving Person, or any transfer of all or substantially all of the properties and assets of Parent, the Operating Partnership or Finance Corp., in one or more related transactions, to another Person, in accordance with the foregoing, the Successor Company formed by such consolidation or into which such obligor is merged or to which such transfer is made, will succeed to, be substituted for, and may exercise every one of such obligor’s rights and powers under this Indenture with the same effect as if such Successor Company had been named therein as Parent, the Operating Partnership or Finance Corp., as applicable, and, except in the case of the lease or a sale or other transfer of less than all assets, immediately thereafter, such obligor will be relieved of all from the obligations and covenants under this Indenture and the Notes.

ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
Each of the following is an “Event of Default”:
(1)default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
(2)default in the payment of principal of, or premium, if any, on any Note when the same becomes due and payable at Stated Maturity, redemption or otherwise;
(3)failure by Parent or its Restricted Subsidiaries to comply with its obligations set forth in Section 5.01 hereof or to consummate an Offer to Purchase in accordance with Section 4.09 or Section 4.12;
(4)except as addressed in subclause (b) of this clause (4), (a) failure by Parent or any of its Restricted Subsidiaries for 60 days after notice to Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any other agreements in this Indenture or (b) failure by Parent for 180 days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with Section 4.03 hereof;
(5)there occurs with respect to any issue or issues of Indebtedness of Parent, either of the Issuers or any Significant Subsidiary having an outstanding principal amount of (i) the greater of $50.0 million and 0.80% of Adjusted Total Assets of Parent, in the case of Recourse Indebtedness (other than the Notes), or (ii) the greater of $115.0 million and 2.0% of Adjusted Total Assets of Parent, in the case of Non-Recourse Debt, in each case, for all such issues of all such Persons, whether such Indebtedness now exists or is created after the date of this Indenture:
(A)an event of default that has caused the Holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or
(B)the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such Default;

(6)any final judgment or order (not covered by insurance) entered against Parent, either of the Issuers or any Significant Subsidiary (i) that is obligated on Non-Recourse Debt for the payment of money in excess of the greater of $115.0 million and 2.0% of Adjusted Total Assets of Parent in the aggregate or (ii) that is obligated on Recourse Indebtedness for the payment of money in excess of the greater of $50.0 million and 0.80% of Adjusted Total Assets of Parent in the aggregate, in each case, for all such final judgments or orders against Parent, either of the Issuers or any Significant Subsidiary:
(A)is rendered against Parent, either of the Issuers or any Significant Subsidiary and is not paid or discharged; and
(B)there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against Parent, either of the Issuers or any Significant Subsidiary entered against Parent, either of the Issuers or any Significant Subsidiary (i) that is obligated on Non-Recourse Debt for the payment of money to exceed the greater of $115.0 million and 2.0% of Adjusted Total Assets of Parent in the aggregate or (ii) that is obligated on Recourse Indebtedness for the payment of money to exceed the greater of $50.0 million and 0.80% of Adjusted Total Assets of Parent in the aggregate during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
(7)a court having jurisdiction enters a decree or order for:
(A)relief in respect of Parent, either of the Issuers or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;
(B)appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, either of the Issuers or any Significant Subsidiary or for all or substantially all of the property and assets of Parent, the Operating Partnership or any Significant Subsidiary; or
(C)the winding up or liquidation of the affairs of Parent, either of the Issuers or any Significant Subsidiary and, in each case, such decree or order remains unstayed and in effect for a period of 90 consecutive days;
(8)Parent, the Operating Partnership or any Significant Subsidiary:
(A)commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law;

(B)consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, either of the Issuers or any Significant Subsidiary or for all or substantially all of the property and assets of Parent, either of the Issuers or any Significant Subsidiary; or
(C)effects any general assignment for the benefit of its creditors; or
(9)except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, except, in each case, by reason of the release of such Note Guarantee in accordance with this Indenture.
Notwithstanding the foregoing, that a notice of any Default may not be given with respect to any action taken, and reported publicly or to Holders in reasonable detail and good faith, more than two years prior to such notice of any Default, and any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.
Section 6.02    Acceleration.
If an Event of Default (other than an Event of Default specified in Section 6.01(7) or Section 6.01(8) above that occurs with respect to Parent, either of the Issuers or any Significant Subsidiary) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding will, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest will be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(5) above has occurred and is continuing, such declaration of acceleration will be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by Parent, the Issuers or the relevant Significant Subsidiary or waived by the Holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.
If an Event of Default specified in Section 6.01(7) or Section 6.01(8) above occurs with respect to Parent, either of the Issuers or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on, the Notes then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. However, the effect of this provision may be limited by applicable law. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(X)    all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on, the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and
(Y)    the rescission would not violate any judgment or decree of a court of competent jurisdiction.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an Offer to Purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05    Control by Majority.
The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders. The Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

Section 6.06    Limitation on Suits.
Subject to the provisions of Section 7.01 hereof, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
(1)such Holder has previously given the Trustee written notice of a continuing Event of Default;
(2)the Holders of at least 25.0% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(3)such Holder or Holders offer and, if requested, to provide to the Trustee indemnity or security satisfactory to the Trustee against any costs, liability or expense;
(4)the Trustee does not comply with the request within 60 days after receipt of the request and the provision if requested, of indemnity or security; and
(5)during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.07    Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium on, if any, or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or Section 6.01(2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuers for the whole amount of principal of, premium on, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10    Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee (in each of its capacities hereunder), its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred (including, without limitation, documented fees and expenses of legal counsel), and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and
Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10.0% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee shall, in the exercise of its power, vested in it by this Indenture, to use the degree of care of a prudent Person in the conduct of his own affairs.
(b)Except during the continuance of an Event of Default:
(1)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture, as modified or supplemented by a supplemental indenture, if any, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)this clause (c) does not limit the effect of clause (b) of this Section 7.01;
(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d)Regardless of whether therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section 7.01.
(e)No provision of this Indenture will require the Trustee to expend or risk its own funds or Incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds is not reasonably assured to it or it has not received indemnity or security satisfactory to it against such risk of loss, liability or expense.
(f)The Trustee shall not be liable for interest on any money received by it and all such moneys shall remain uninvested, except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee.
(a)The Trustee may conclusively rely upon any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and shall Incur no liability of any kind by reason of such inquiry or investigation.
(d)The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(e)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(f)The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee, or the exercising of any power conferred by this Indenture. In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of the Notes, each representing less than a majority in aggregate principal amount of the securities outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and the Trustee may, in its discretion, take other actions permitted under this Indenture.
(g)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of Parent or either of the Issuers.
(h)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and each agent, custodian and other Person employed to act hereunder.
(j)The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(k)The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties hereunder.
(l)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(m)The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee, in its sole discretion, against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

(n)The Trustee shall not be liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics or pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.
(o)The Trustee shall not have any duty to monitor or investigate the Issuers’ compliance with or breach of any representation, warranty, covenant or duty made in this Indenture. Delivery of reports, information and documents under Section 4.03 of this Indenture is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any of the information therein including Parent or either of the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates provided to them by Parent or the Issuers).
(p)The Trustee shall not be deemed to have notice of any Default or Event of Default, except an Event of Default under Section 6.01(1) or Section 6.01(2), unless a Responsible Officer of the Trustee has received written notice of such Default or Event of Default at the Corporate Trust Office of the Trustee.
(q)The resolutions, opinions, certificates and other instruments provided for in this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the taking of any action by the Trustee as provided hereunder.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Parent and either of the Issuers or any Affiliate of Parent or either of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11 hereof.
Section 7.04    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.
If a Default or Event of Default occurs and is continuing and the Trustee has received written notice of such Default or Event of Default, or in the case of a Default or Event of Default under Section 6.01(1) or Section 6.01(2) if it is known to the Trustee, the Trustee shall deliver to Holders a notice of the Default or Event of Default within 90 days after receipt of such written notice or in the case of a Default or Event of Default under Section 6.01(1) or Section 6.01(2) if it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest, if any, on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06    Reports by Trustee to Holders.
(a)Within 60 days after each October 15 beginning with the October 15 following the date of this Indenture, and for so long as the Notes remain outstanding, the Trustee shall deliver to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee shall also deliver all reports as required by TIA §313(c).
(b)A copy of each report at the time of its delivery to the Holders will be mailed or electronically delivered by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Issuers shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange.
Section 7.07    Compensation and Indemnity.
(a)The Issuers shall, jointly and severally, pay to the Trustee (acting in any capacity) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a Trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents, professional advisers and legal counsel.

(b)The Issuers and the Guarantors shall, jointly and severally, indemnify the Trustee, acting in any capacity (including the Trustee’s officers, directors, agents, counsels and employees) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense caused by its negligence, bad faith or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
(c)The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(d)To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(e)Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee Incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code.
(f)The Trustee shall comply with the provisions of TIA §313(b)(2) to the extent applicable.
Section 7.08    Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by providing 30 days’ prior notice to the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:
(1)the Trustee fails to comply with Section 7.10 hereof;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;
(3)a custodian or public officer takes charge of the Trustee or its property; or
(4)the Trustee becomes incapable of acting.
(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
(d)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10.0% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation or banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).
Section 7.11    Preferential Collection of Claims Against Issuers.
The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein. The Trustee hereby waives any right to set off any claim that it may have against either of the Issuers in any capacity (other than any capacity in which it serves under this Indenture) against any of the assets of either of the Issuers held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuers may at any time elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.
Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(1)the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
(2)the Issuers’ obligations with respect to such Notes under Article 2 concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Section 4.02 hereof;
(3)the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and
(4)this Article 8.
Subject to compliance with this Article 8, the Issuers may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance.
Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Section 4.03, Section 4.06, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14, Section 4.15, Section 4.16 and Section 4.17, clauses (3) and (4) of Section 5.01, and Section 10.04 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (such release and termination hereinafter referred to as “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(3), Section 6.01(4), Section 6.01(5) and Section 6.01(6), and Section 6.01(7), Section 6.01(8)(with respect to Subsidiaries of the Operating Partnership only), in each case will not constitute Events of Default.
Section 8.04    Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under Section 8.02 or Section 8.03, respectively, hereof:
(1)the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:
(A)the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or
(B)since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
(5)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of the Guarantors is a party or by which the Issuers or any of the Guarantors is bound;
(6)the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others;
(7)the Issuers must deliver to the Trustee an Officer’s Certificate, stating that all conditions precedent set forth in clauses (1) through (6) of this Section 8.04 have been complied with; and

(8)the Issuers must deliver to the Trustee an Opinion of Counsel, stating that all conditions precedent set forth in clauses (2), (3) and (5) of this Section 8.04 have been complied with.
Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06    Repayment to Issuers.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as Trustee thereof, will thereupon cease.

Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders.
Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuers, the Guarantors, and the Trustee may modify, waive, amend or supplement this Indenture, the Notes, or the Note Guarantees:
(1)to cure any ambiguity, defect, omission or inconsistency ;
(2)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)to provide for the assumption of the obligations of any obligors to Holders and the Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuers’ or Guarantor’s assets, as applicable;
(4)to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
(5)to evidence or provide for the acceptance of an appointment by a successor Trustee;
(6)to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in this Indenture;
(7)to add to the covenants of Parent or a Restricted Subsidiary for the benefit of the Holders or to surrender any right or power conferred upon Parent or a Restricted Subsidiary;
(8)to provide for the issuance of Additional Notes and related Note Guarantees in accordance with the limitations of this Indenture as of the Issue Date;

(9)to secure the Notes or the Note Guarantees or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing such Notes when such release, termination or discharge is required or permitted by this Indenture;
(10)to conform the text of this Indenture, the Notes, or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in the “Description of Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees, which intent will be established by an Officer’s Certificate;
(11)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder in any material respect;
(12)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act, or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
(13)to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Notes; provided, that the action shall not adversely affect the interests of the Holders;
(14)to provide for a reduction in the minimum denominations of the Notes; or
(15)to comply with the rules of any applicable securities depositary.
Upon the request of the Issuers to the Trustee, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders.
Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including without limitation, Section 4.09 and Section 4.12 hereof), the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default, Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, or the Note Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).
Upon the request of the Issuers to the Trustee, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.
It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement, modification, waiver or consent, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement, modification or waiver under this Section 9.02 becomes effective, the Issuers shall deliver to the Holders affected thereby a notice briefly describing the amendment, supplement, modification, waiver or consent. Any failure of the Issuers to deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of the amendment, supplement, modification, waiver or consent. However, without the consent of each Holder affected, an amendment, modification, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)reduce the principal amount of Notes whose Holders must consent to an amendment, modification, supplement or waiver;
(2)reduce the principal or premium of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes; provided, however, that any purchase or repurchase of Notes, including pursuant to Section 4.09 or Section 4.12 hereof, shall be deemed not a redemption of the Notes;

(3)reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(4)impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any such Note;
(5)waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Default that resulted from such acceleration in accordance with the terms of this Indenture);
(6)make any Note payable in currency other than that stated in the Notes;
(7)make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders to receive payments of principal of, or premium, if any, or interest on, on the Notes;
(8)release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;
(9)after the time an Offer to Purchase is required to have been made pursuant to Section 4.09 and Section 4.12 hereof, reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder;
(10)make any change to, or modification of, the ranking of the Notes that would adversely affect the Holders; or
(11)make any change in the preceding amendment, supplement and waiver provisions.
Section 9.03    Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
The Issuers may fix a record date for determining which Holders must consent to such amendment, modification, supplement or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Issuers shall designate.
Section 9.05    Trustee to Sign Amendments, etc.
The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture. The Trustee shall have no responsibility for determining whether any amended or supplemental indenture will or may have an adverse effect on any Holder.
ARTICLE 10
NOTE GUARANTEES
Section 10.01    Guarantee.
(a)Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture or the Notes as against either of the Issuers or the obligations of the Issuers hereunder or thereunder, that:
(1)the principal of, premium on, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuers to the Holders, the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture as against any of the Issuers, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. To the extent permitted by applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c)If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by to any of the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, to the extent permitted by applicable law, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (regardless of whether due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor does not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03    Execution and Delivery of Note Guarantee Notation.
To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture, or a supplement thereto, will be executed on behalf of such Guarantor by one of its Officers.
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer whose signature is on this Indenture or on the notation of its Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such notation of its Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
Parent shall cause each Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.17 hereof to comply with the provisions of Section 4.17 and this Article 10, to the extent applicable.
Section 10.04    Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor shall consolidate or merge with or into, or transfer all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than Parent, the Operating Partnership or another Subsidiary Guarantor), unless:

(1)either (a) such Subsidiary Guarantor is the surviving Person of such consolidation or merger, or (b) the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or that acquired such property and assets of such Subsidiary Guarantor is an entity organized and validly existing under the laws of the United States or any state or jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such Subsidiary Guarantor under this Indenture; and
(2)immediately after giving effect to such transaction, no Default or Event of Default exists.
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.
Section 10.05    Releases.
The Note Guarantee of a Subsidiary Guarantor and its other obligations under this Indenture will automatically terminate and be released:
(1)upon a sale or other disposition of all or substantially all of the properties or assets of that Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Parent, either of the Issuers or a Restricted Subsidiary of Parent, if the sale or other disposition does not violate Section 4.09 hereof;
(2)upon a sale or other disposition of the Capital Stock of that Subsidiary Guarantor (by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) Parent, either of the Issuers or a Restricted Subsidiary of Parent, if the sale or other disposition does not violate Section 4.09 hereof and the Subsidiary Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;
(3)upon the designation of the Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;
(4)upon a liquidation or dissolution of such Subsidiary Guarantor;
(5)upon the Subsidiary Guarantor consolidating with, merging into or transferring all of its properties or assets to the Operating Partnership or another Guarantor, and as a result of, or in connection with, such transaction such Subsidiary Guarantor dissolves or otherwise ceases to exist;

(6)upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 8 or Article 11 hereof; or
(7)at such time as such Subsidiary Guarantor does not Guarantee any Indebtedness of the Issuers or any Guarantor under any Credit Facility or other Capital Markets Indebtedness.
The Note Guarantee of Parent will automatically terminate and be released upon such time as (a) Parent is no longer a guarantor, borrower or obligor, including by release or discharge, under any Credit Facility or other Capital Markets Indebtedness or (b) Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 8 or Article 11 hereof.
At the written request and expense of any Issuer, the Trustee shall execute any documents reasonably required in order to evidence the release of a Guarantor from its obligations under its Note Guarantee.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.
This Indenture will be satisfied and discharged and will cease to be of further effect as to all Notes issued hereunder (except as to certain rights relating to transfer of the Notes and certain rights of the Trustee and the right of Holders to receive trust funds in accordance with this Article 11) and all Note Guarantees shall be released, when:
(1)either:
(a)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or
(b)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by, reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and either an Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by the Issuers, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the date of maturity or redemption, which determination shall be conclusive and binding for all purposes, absent manifest error;

(2)in respect of subclause (b) of clause (1) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings);
(3)the Issuers or any Guarantor have paid or caused to be paid all sums payable by it under this Indenture; and
(4)the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Issuers must deliver to the Trustee an (a) Officer’s Certificate stating that the conditions precedent set forth in clauses (1) through (4) of this Section 11.01 have been satisfied and (b) an Opinion of Counsel stating that the condition precedent set forth in clause (4) of this Section 11.01 has been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02    Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium on, if any, and interest on, the Notes for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 11.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.
ARTICLE 12
MISCELLANEOUS
Section 12.01    Trust Indenture Act Controls.
If this Indenture is qualified under the TIA and any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control. As of the Issue Date, this Indenture is not subject to the TIA.
Section 12.02    Notices.
Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuers and/or any Guarantor:
Pebblebrook Hotel Trust
4747 Bethesda Avenue, Suite 1100
Bethesda, Maryland 20814
Attention:    Investor Relations
Email: RMartz@pebblebrookhotels.com
With a copy to:
Hunton Andrews Kurth LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Attention: Mark W. Wickersham
Email: MWickersham@hunton.com
If to the Trustee:
UMB Bank, National Association
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Telephone: (713) 300-0586
Email: Shazia.Flores@umb.com
Attention: Corporate Trust Department

The Issuers, any Guarantor, or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications will be deemed to have been duly given: (i) if to the Trustee, upon receipt by a Responsible Officer of the Trustee, or (ii) if to the Issuers or any Guarantor, at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Failure to deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. When the Notes are in global form, all notices to Holders will be sent pursuant to Applicable Procedures, and when done so, such notices will be deemed to have been delivered for purposes of this Indenture.
If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, regardless of whether the addressee receives it.
If the Issuers deliver a notice or communication to Holders, they will deliver a copy to the Trustee and each Agent at the same time.
All notices, approvals, consents, requests and any communications hereunder must be in writing; provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign, Orbit, Adobe Sign (or such other digital signature provider as specified in writing to Trustee by the authorized representative). The Issuers agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000, the Electronic Signatures and Records Act of the State of New York, or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each Issuer assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

Notwithstanding any other provision of this Indenture, where this Indenture provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.
Section 12.03    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, Parent shall furnish to the Trustee upon request:
(1)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that no such Officer’s Certificate shall be delivered on the Issue Date in connection with the original issuance of the initial Global Notes; and
(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel (who may rely upon an Officer’s Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be delivered on the Issue Date in connection with the original issuance of the initial Global Notes.
Section 12.04    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such covenant or condition has been satisfied; and
(4)a statement as to whether, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.05    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action taken by, or meetings or consent of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.06    No Personal Liability of Incorporators, Equityholder, Members, Partners, Officers, Directors or Employees.
No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or any of the Guarantors in this Indenture, or in any of the Notes or the Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, equityholder, member, partner, stockholder, officer, director, employee or controlling Person in their capacity as such, of either of the Issuers or any of the Guarantors or of any successor Person thereof. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.07    Governing Law; Waivers of Jury Trial.
THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES. THE ISSUERS, THE TRUSTEE, HOLDERS AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREIN.
Section 12.08    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.09    Successors.
All agreements of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.10    Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.11    Counterpart Originals; Electronic Signatures.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Any signature to this Indenture, and any amendment, extension or renewal of this Indenture, may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the ESIGN Act of 2000 or the Electronic Signature and Records Act of the State of New York or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties to this Indenture represents and warrants to the other parties that it has the corporate, limited liability company or partnership capacity, as applicable, and authority to execute this Indenture through electronic means and there are no restrictions for doing so in any of such party’s constitutive documents. Signatures of the parties hereto transmitted by facsimile or portable document format (pdf) shall be deemed to be their original signatures for all purposes other than authentication of Notes by the Trustee.
Section 12.12    Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.13    Payment Date Other Than a Business Day.
If any payment with respect to any principal of, or interest or premium, if any, on, any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.
Section 12.14    Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.15    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.16    Submission to Jurisdiction.
Each of the Issuers and each Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Notes, or the Notes Guarantees and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.
(Signatures on following pages)

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

ISSUERS:

PEBBLEBROOK HOTEL, L.P., a Delaware
limited partnership

	By:	PEBBLEBROOK HOTEL TRUST, a
Maryland Real Estate Investment Trust,
its general partner

	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Co-President, Chief Financial Officer,
Treasurer and Secretary

PEB FINANCE CORP., a Delaware corporation

By:	/s/ Raymond D. Martz
	Name:	Raymond D. Martz
	Title:	President and Chief Executive Officer

PARENT:

PEBBLEBROOK HOTEL TRUST, a
Maryland Real Estate Investment Trust

By:	/s/ Raymond D. Martz
	Name:	Raymond D. Martz
	Title:	Co-President, Chief Financial Officer,
Treasurer and Secretary

(Signature Page to Indenture)

SUBSIDIARY GUARANTORS:

BEARCATS HOTEL OWNER LP, a Delaware limited partnership
BEAVERS OWNER LLC, a Delaware limited liability company
BRUINS HOTEL OWNER LP, a Delaware limited partnership
CHAMBER MAID, LP, a Delaware limited partnership
CRUSADERS HOTEL OWNER LP, a Delaware limited partnership
DONS HOTEL OWNER LP, a Delaware limited partnership
FUN TO STAY, LP, a Delaware limited partnership
GOAT OWNER LLC, a Delaware limited liability company
GOLDEN BEARS OWNER LLC, a Delaware limited liability company
GOLDEN ISLES OWNER LLC, a Delaware limited liability company
HARBORSIDE, LLC, a Florida limited liability company
HAZEL OWNER LLC, a Delaware limited liability company
HOYAS OWNER LLC, a Delaware limited liability company
JAYHAWK OWNER LLC, , a Delaware limited liability company
LHO BACKSTREETS, L.L.C., a Delaware limited liability company
LHO CHICAGO RIVER, L.L.C., a Delaware limited liability company
LHO GRAFTON HOTEL, L.P., a Delaware limited partnership
LHO HARBORSIDE HOTEL, L.L.C., a Delaware limited liability company
LHO HOLLYWOOD LM, L.P., a Delaware limited partnership
LHO LE PARC, L.P., a Delaware limited partnership
LHO MICHIGAN AVENUE FREEZEOUT, L.L.C., a Delaware limited liability company
LHO MISSION BAY HOTEL, L.P., a California limited partnership
(Signature Page to Indenture)

LHO MISSION BAY ROSIE HOTEL, L.P., a Delaware limited partnership
LHO SAN DIEGO FINANCING, L.L.C., a Delaware limited liability company
LHO SAN DIEGO HOTEL ONE, L.P., a Delaware limited partnership
LHO SANTA CRUZ HOTEL ONE, L.P., a Delaware limited partnership
LHO TOM JOAD CIRCLE DC, L.L.C., a Delaware limited liability company
LHO WASHINGTON HOTEL FOUR, L.L.C., a Delaware limited liability company
LHO WASHINGTON HOTEL SIX, L.L.C., a Delaware limited liability company
LHOBERGE, LP, a Delaware limited partnership
LOOK FORWARD, LLC, a Delaware limited liability company
MINERS HOTEL OWNER LP, a Delaware limited partnership
NAPOLI OWNER LLC, a Delaware limited liability company
NKOTB OWNER LLC, a Delaware limited liability company
RAMBLERS HOTEL OWNER LP, a Delaware limited partnership
RAZORBACKS OWNER LLC, a Delaware limited liability company
RHCP HOTEL OWNER LP, a Delaware limited partnership
SEASIDE HOTEL, LP, a Delaware limited partnership
SF TREAT, LP, a Delaware limited partnership
SOULDRIVER, L.P., a Delaware limited partnership
SUNSET CITY, LLC, a Delaware limited liability company
TERRAPINS OWNER LLC, a Delaware limited liability company
WESTBAN HOTEL INVESTORS, LLC, a Delaware limited liability company
WILDCATS OWNER LLC, a Delaware limited liability company
WOLVERINES OWNER LLC, a Delaware limited liability company
(Signature Page to Indenture)

By:	/s/ Raymond D. Martz
	Name:	Raymond D. Martz
	Title:	President

BLUE DEVILS OWNER LLC, a Delaware limited liability company

By:	/s/ Raymond D. Martz
	Name:	Raymond D. Martz
	Title:	Vice President and Secretary

DON’T LOOK BACK, LLC, a Delaware limited liability company

	By:	LOOK FORWARD, LLC, a Delaware limited liability company, its manager

	By:	/s/ Raymond D. Martz
	Name:	Raymond D. Martz
	Title:	President

LASALLE HOTEL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

	By:	PING MERGER OP GP, LLC, a Delaware limited liability company, its general partner

	By:	PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership, its sole member

		By:	PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust, its general partner

		By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Co-President, Chief Financial Officer, Treasurer and Secretary
(Signature Page to Indenture)

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first above written.

UMB BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shazia Flores
	Name:	Shazia Flores
	Title:	Vice President
(Signature Page to Indenture)

EXHIBIT A
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[For Temporary Regulation S Global Note, insert the legend specified in Section 2.06(f)(4) if applicable pursuant to the provisions of the Indenture]

	CUSIP/CINS	[1]

6.375% Senior Notes due 2029

No.	$	*

PEBBLEBROOK HOTEL, L.P.
and
PEB FINANCE CORP.
jointly and severally, promise to pay to                     or registered assigns,
the principal sum of                        DOLLARS [(as such sum may be increased or decreased as set forth on the Schedule of Exchanges of Interest on the Global Notes attached hereto)]2 on October 15, 2029.
Interest Payment Dates: April 15 and October 15
Record Dates: April 1 and October 1
Dated: _______________
1 144A CUSIP is 70510L AA7; Regulation S CUSIP is U7050M AA0; and IAI CUSIP is 70510L AB5.
2 Use this only if the Note is a Global Note.

PEBBLEBROOK HOTEL, L.P.

By:	PEBBLEBROOK HOTEL TRUST, its general partner

By:
Name:
Title:

PEB FINANCE CORP.

By:
Name:
Title:

This is one of the Notes referred to in the within mentioned Indenture:

UMB BANK, NATIONAL ASSOCIATION
as Trustee

By:
Date of authentication: ____________
Authorized Signatory

[Back of Note]
6.375% Senior Notes due 2029
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)INTEREST. PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership (the “Operating Partnership”), and PEB FINANCE CORP., a Delaware corporation (“Finance Corp.” and, together with the Operating Partnership, the “Issuers”), jointly and severally promise to pay or cause to be paid interest on the principal amount of this Note at 6.375% per annum from October 3, 2024 until maturity. The Issuers will pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _________ __, _____. The Issuers will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at a rate equal to the then applicable interest rate on the Notes to the extent lawful.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(2)METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, at the office or agency of the Paying Agent and Registrar within the United States of America, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.
(3)PAYING AGENT AND REGISTRAR. Initially, UMB Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders. The Operating Partnership or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)INDENTURE. The Issuers issued the Notes under an Indenture, dated as of October 3, 2024 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
(5)OPTIONAL REDEMPTION.
(A)    At any time and from time to time prior to October 15, 2026, the Issuers may redeem, at their option, all or part of the Notes, at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date).
(B)    On and after October 15, 2026, the Issuers may redeem all or a part of the Notes from time to time, at the following redemption prices (expressed as a percentage of the principal amount of the Notes to be redeemed), plus accrued and unpaid interest, if any, on the Notes to be redeemed to, but excluding, the applicable redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on October 15 of the years indicated below:

Period	Redemption Price
2026	103.188%
2027	101.594%
2028 and thereafter	100.000%
(C)    Prior to October 15, 2026, the Operating Partnership may on any one or more occasions redeem up to 40.0% of the principal amount of the Notes (including any Additional Notes) with an amount of cash not greater than the amount of the net cash proceeds from one or more Equity Offerings at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that (i) at least 60.0% of the aggregate principal amount of the Notes issued on the Issue Date remains outstanding after each such redemption; and (ii) the redemption occurs within 180 days after the closing of such Equity Offering.

(D)    On and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption, unless the Issuers default in making the redemption payment or a condition precedent to the redemption is not satisfied or waived.
(6)MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7)REPURCHASE AT THE OPTION OF HOLDER.
(A)    If a Change of Control Triggering Event occurs, each Holder will have the right, except as provided below and in the Indenture, to require the Operating Partnership to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest, if any, due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Operating Partnership will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture. Notwithstanding any provision herein or in the Indenture to the contrary, the Operating Partnership will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture made by the Operating Partnership and purchases all Notes properly tendered and not withdrawn under Offer to Purchase, (ii) an irrevocable notice of redemption with respect to all outstanding Notes has been given pursuant to Section 3.07 of the Indenture unless and until there is a default in payment of the applicable redemption price, or (iii) in connection with or in contemplation of any Change of Control, the Operating Partnership has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

(B)    If Parent or a Restricted Subsidiary consummates any Asset Sales, if, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to Section 4.09 of the Indenture totals more than the greater of $100.0 million and 1.5% of Adjusted Total Assets of Parent, the Operating Partnership must commence, not later than 20 Business Days thereafter, and consummate an Asset Sale Offer to all the Holders and all holders of other Indebtedness of the Operating Partnership that is pari passu in right of payment with the Notes containing provisions similar to those set forth in Section 4.09 of the Indenture with respect to offers to purchase, prepay or redeem such Indebtedness with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis (subject to adjustments to maintain the authorized denominations for the Notes), the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Notes and other Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Parent or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes (except that any Notes represented in the form of a Global Note will be selected by such method as the Depositary or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by Parent so that only Notes of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased.
(8)NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Issuers will mail or electronically deliver (or in the case of Global Notes, transmit in accordance with the Applicable Procedures) a notice of redemption to each Holder whose Notes are to be redeemed; provided that that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article 8 or Article 11 thereof. Any redemption of the Notes or any purchase of the Notes may at the Issuers’ option be subject to one or more conditions precedent. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9)DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
(10)PERSONS DEEMED OWNERS. The registered Holder may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(11)AMENDMENT, SUPPLEMENT AND WAIVER. The Notes are subject to the amendment, supplement and waiver provisions set forth in Article 9 of the Indenture.
(12)DEFAULTS AND REMEDIES. The Events of Default and remedies of the Holders pertaining to the Notes are set forth in Article 6 of the Indenture.
(13)TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or its Affiliates, as if it were not the Trustee.
(14)NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or any of the Guarantors in the Indenture, the Notes or the Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, equityholder, member, partner, stockholder, officer, director, employee or controlling person in their capacity as such, of either of the Issuers or any of the Guarantors or of any successor Person thereof. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
(15)AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16)ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(18)GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE, AND THE NOTE GUARANTEES.
The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Pebblebrook Hotel Trust
4747 Bethesda Avenue, Suite 1100
Bethesda, Maryland 20814
Attention:    Investor Relations

Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name) (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date: _______________
Your Signature: _________________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.09 or Section 4.12 of the Indenture, check the appropriate box below:
☐ Section 4.09 ☐ Section 4.12
If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.09 or Section 4.12 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________
Your Signature: _________________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:]

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*    This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Pebblebrook Hotel Trust
4747 Bethesda Avenue, Suite 1100
Bethesda, Maryland 20814
UMB Bank, National Association
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Telephone: (713) 300-0586
Attention: Corporate Trust Department
Re: 6.375% Senior Notes due 2029
Reference is hereby made to the Indenture, dated as of October 3, 2024 (the “Indenture”), among Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Operating Partnership”), PEB Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Operating Partnership, the “Issuers”), Pebblebrook Hotel Trust, the Subsidiary Guarantors party thereto and UMB Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.    ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, (x) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (y) the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;
or
(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or

(d)    ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4.    ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private

Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ☐ a beneficial interest in the:
(i)    ☐ 144A Global Note (CUSIP 70510L AA7), or
(ii)    ☐ Regulation S Global Note (CUSIP U7050M AA0), or
(iii)    ☐ IAI Global Note (CUSIP 70510L AB5), or
(b)    ☐ a Restricted Definitive Note.
2.    After the Transfer, the Transferee will hold:
[CHECK ONE]
(a)    ☐ a beneficial interest in the:
(i)    ☐ 144A Global Note (CUSIP 70510L AA7), or
(ii)    ☐ Regulation S Global Note (CUSIP U7050M AA0), or
(iii)    ☐ IAI Global Note (CUSIP 70510L AB5), or
(iv)    ☐ Unrestricted Global Note (CUSIP __________),or
(b)    ☐ a Restricted Definitive Note; or
(c)    ☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Pebblebrook Hotel Trust
4747 Bethesda Avenue, Suite 1100
Bethesda, Maryland 20814
UMB Bank, National Association
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Telephone: (713) 300-0586
Attention: Corporate Trust Department
Re: 6.375% Senior Notes due 2029
Reference is hereby made to the Indenture, dated as of October 3, 2024 (the “Indenture”), among Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Operating Partnership”), PEB Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Operating Partnership, the “Issuers”), Pebblebrook Hotel Trust, the Subsidiary Guarantors party thereto and UMB Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ __________in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)    ☐ Check if Exchange is from Restricted Definitive Note to an Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ IAI

Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Pebblebrook Hotel Trust
4747 Bethesda Avenue, Suite 1100
Bethesda, Maryland 20814
UMB Bank, National Association
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Telephone: (713) 300-0586
Attention: Corporate Trust Department
Re: 6.375% Senior Notes due 2029
Reference is hereby made to the Indenture, dated as of October 3, 2024 (the “Indenture”), among Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Operating Partnership”), PEB Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Operating Partnership, the “Issuers”), Pebblebrook Hotel Trust, the Subsidiary Guarantors party thereto and UMB Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $____________ aggregate principal amount of:
(a) ☐    a beneficial interest in a Global Note, or
(b) ☐    a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to an Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer,
D-1

furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E
FORM OF NOTATION OF NOTE GUARANTEE
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of October 3, 2024 (the “Indenture”) among Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Operating Partnership”), PEB Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Operating Partnership, the “Issuers”), Pebblebrook Hotel Trust, the Subsidiary Guarantors party thereto and UMB Bank, National Association, as Trustee (the “Trustee”), (a) the due and punctual payment of the principal of, and premium, if any, and interest on, the Notes, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest on the Notes, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[GUARANTOR]

By:
Name:
Title:
E-1

EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of __________, ____, among __________ (the “Guaranteeing Entity”), Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Operating Partnership”), PEB Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with the Operating Partnership, the “Issuers”), and UMB Bank, National Association, as Trustee (the “Trustee”) under the Indenture referred to below, as ratified by the other Guarantors (as defined in the Indenture referred to herein) (the “Existing Guarantors”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 3, 2024 providing for the issuance of 6.375% Senior Notes due 2029 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.    EXECUTION AND DELIVERY. Each Guaranteeing Entity agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
4.    NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or any of the Guarantors in Indenture, the Notes or the Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, equityholder, member, partner, stockholder, officer, director, employee or controlling person in their capacity as such, of either of the Issuers or any of the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
5.    NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
6.    COUNTERPARTS; ELECTRONIC SIGNATURES. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signature to this Supplemental Indenture, and any amendment, extension or renewal of this Supplemental Indenture, may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the ESIGN Act of 2000 or the Electronic Signature and Records Act of the State of New York or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties to this Supplemental Indenture represents and warrants to the other parties that it has the corporate, limited liability company or partnership capacity, as applicable, and authority to execute this Supplemental Indenture through electronic means and there are no restrictions for doing so in any of such party’s constitutive documents.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _______________,

[GUARANTEEING ENTITY]

By:
Name:
Title:

[OPERATING PARTNERSHIP]

By:
Name:
Title:

[FINANCE CORP.]

By:
Name:
Title:

Ratified and Acknowledged:

[EXISTING GUARANTORS]

By:
Name:
Title:

UMB BANK, NATIONAL ASSOCIATION,
solely in its capacity as Trustee and not in its
individual capacity

By:
Name:
Title:
F-5